                                                                    Exhibit 10.7


PREPARED BY AND WHEN
RECORDED MAIL TO:
Elizabeth W. Goode, Esq.
Helms Mulliss & Wicker, PLLC
201 North Tryon Street
Charlotte, North Carolina 28202
================================================================================

               A MORTGAGE, OPEN-END MORTGAGE, LEASEHOLD MORTGAGE,
                OPEN-END LEASEHOLD MORTGAGE, SECURITY AGREEMENT,
                 FIXTURE FILING, ASSIGNMENT OF LEASES AND RENTS

                                       AND

                               FINANCING STATEMENT

                     Dated and effective as of May 15, 2002

                                     between

                BLOCK COMMUNICATIONS, INC., an Ohio corporation,
                  formerly known as BLADE COMMUNICATIONS, INC.
                                     Grantor

                                       and

                             BANK OF AMERICA, N.A.,
                                    as Agent
                                   Beneficiary

         THE INITIAL TERM OF THE INDEBTEDNESS SECURED BY THIS INSTRUMENT
                        WILL EXPIRE ON NOVEMBER 15, 2009.

 IF THE PROPERTY TO BE ENCUMBERED BY THIS INSTRUMENT IS LOCATED IN PENNSYLVANIA, THE FOLLOWING SHALL BE APPLICABLE. THIS INSTRUMENT IS INTENDED TO BE AN OPEN END
 MORTGAGE AS DEFINED IN 42 PA.C.S.A. Section 8143, AND SHALL BE ENTITLED TO THE
  BENEFITS OF SUCH STATUTE. THE MAXIMUM AMOUNT OF INDEBTEDNESS SECURED BY THIS
       INSTRUMENT AT ANY TIME IS $300,000,000.00, PLUS AMOUNTS PROVIDED IN
                       SECTION 2.3(b) OF THIS INSTRUMENT.

                     THIS INSTRUMENT SECURES FUTURE ADVANCES

   THIS INSTRUMENT SECURES DEBT WHICH INCLUDES FUTURE ADVANCES BY BENEFICIARY AND/OR CERTAIN SECURED CREDITORS TO GRANTOR INCLUDING, AMONG OTHER THINGS,
    TERM LOANS, SWING LINE LOANS, REVOLVING CREDIT LOANS AND REIMBURSEMENT OF
                     ADVANCES MADE UNDER LETTERS OF CREDIT.

   THIS INSTRUMENT COVERS GOODS WHICH ARE OR ARE TO BECOME FIXTURES RELATED TO THE REAL ESTATE DESCRIBED HEREIN AND IS TO BE RECORDED IN THE DEED RECORDS AND
    IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS OR OF FIXTURE FILINGS. REFER TO PAGE ONE OF THIS INSTRUMENT FOR ADDITIONAL INFORMATION
                    CONCERNING THE DEBTOR AND SECURED PARTY.

      THE INDEBTEDNESS SECURED HEREBY INCLUDES A REVOLVING CREDIT FACILITY.

    IF THE STATE IS OHIO, THIS INSTRUMENT SECURES DEBT WHICH INCLUDES FUTURE ADVANCES THAT ANY SECURED CREDITOR MAY BE OBLIGATED TO MAKE HEREUNDER OR
       UNDER THE CREDIT AGREEMENT TO THE EXTENT THAT THE MAXIMUM AMOUNT OF
            UNPAID LOAN INDEBTEDNESS, EXCLUSIVE OF INTEREST, DOES NOT
                             EXCEED $300,000,000.00.

                                Table of Contents

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                                    ARTICLE I
                                   DEFINITIONS

1.1   Definitions..........................................................    3
1.2   Defined Terms........................................................   10

                                   ARTICLE II
                                      GRANT

2.1   Grant................................................................   11
2.2   Defeasance and Reconveyance..........................................   11
2.3   Provisions Concerning Particular States..............................   12
2.4   Credit Agreement.....................................................   12

                                   ARTICLE III
                         WARRANTIES AND REPRESENTATIONS

3.1   Title to Mortgaged Property and Lien of this Instrument..............   13
3.2   [Intentionally Omitted]..............................................   13
3.3   Encumbered Leases....................................................   13
3.4   Powers of Termination and Rights of Reverter.........................   13
3.5   Wetlands.............................................................   14
3.6   Environmental Matters................................................   14

                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS

4.1   Payment and Performance..............................................   15
4.2   Compliance with Legal Requirements...................................   15
4.3   Lien Status..........................................................   15
4.4   [Intentionally Deleted]..............................................   16
4.5   [Intentionally Deleted]..............................................   16
4.6   Insurance............................................................   16
4.7   Restoration Following Casualty.......................................   16
4.8   Application of Proceeds..............................................   17
4.9   [Intentionally Deleted]..............................................   17
4.10  [Intentionally Deleted]..............................................   17
4.11  Appraisals...........................................................   17
4.12  Taxes................................................................   17
4.13  Collection Costs.....................................................   17
4.14  [Intentionally Deleted]..............................................   18
4.15  [Intentionally Deleted]..............................................   18
4.16  Creation and Recordation of Additions and Betterments................   18
4.17  Consents.............................................................   18

                                Table of Contents
                                   (continued)

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                                                                            Page
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4.18  Covenants Relating to Encumbered Leases..............................   18
4.19  Lessor's Bankruptcy..................................................   20
4.20  [Intentionally Deleted]..............................................   22
4.21  Change of Name or Address............................................   22
4.22  Environmental Assessment Reports.....................................   22
4.23  Response to Environmental Complaint..................................   23
4.24  Indemnification......................................................   23
4.25  [Intentionally Deleted]..............................................   23
4.26  Transfer of License..................................................   23

                                    ARTICLE V
                               NEGATIVE COVENANTS

5.1   Rights of Reverter and Powers of Termination.........................   24

                                   ARTICLE VI
                             DEFAULT AND FORECLOSURE

6.1   Remedies.............................................................   24
6.2   No Conditions Precedent to Exercise of Remedies......................   29
6.3   Release of and Resort to Collateral..................................   30
6.4   Waivers..............................................................   30
6.5   Discontinuance of Proceedings........................................   30
6.6   Application of Proceeds..............................................   30
6.7   Cooperation..........................................................   31

                                   ARTICLE VII
                                  CONDEMNATION

7.1   General..............................................................   31
7.2   Rebuilding, Restoration and Repair...................................   31

                                  ARTICLE VIII
              SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS

8.1   Assignment...........................................................   32
8.2   Collection of Rents..................................................   33
8.3   Beneficiary's Powers of Attorney.....................................   34
8.4   Grantor Remains Liable...............................................   35
8.5   Grantor's Representations and Warranties.............................   35
8.6   Grantor's Covenants..................................................   36
8.7   Effect of Release of Mortgaged Property..............................   37
8.8   Hold Harmless........................................................   37

                                Table of Contents
                                   (continued)

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                                   ARTICLE IX
                             INDIVIDUAL BENEFICIARY

9.1   Individual Beneficiary...............................................   38

                                    ARTICLE X
                                  MISCELLANEOUS

10.1  Performance at Grantor's Expense.....................................   39
10.2  Survival of Obligations..............................................   39
10.3  Further Assurances...................................................   39
10.4  Recording and Filing.................................................   39
10.5  Notices..............................................................   40
10.6  No Waiver; Remedies..................................................   41
10.7  Beneficiary's and Secured Creditors' Right to Perform the Obligations   41
10.8  Covenants Running with the Land......................................   42
10.9  Successors and Assigns...............................................   42
10.10 Severability.........................................................   42
10.11 Entire Agreement and Modification....................................   43
10.12 APPLICABLE LAW.......................................................   43
10.13 No Partnership; Control in Grantor...................................   44
10.14 Headings.............................................................   45
10.15 Hold Harmless........................................................   45
10.16 Pronouns and Plurals.................................................   45
10.17 WAIVER OF TRIAL BY JURY..............................................   46
10.18 Assignment...........................................................   46
10.19 No Merger............................................................   46
10.20 Enforceability of Lien...............................................   46
10.21 Knowledge............................................................   46
10.22 Best Efforts.........................................................   46
10.23 Usury Savings Clause.................................................   46
10.24 Payment of Prior Encumbrances........................................   46
10.25 Industrial Plant Mortgage............................................   47
10.26 Release..............................................................   47

EXHIBIT A     Land or Encumbered Leases....................................    1
EXHIBIT B     Fee Owner of Land Underlying Encumbered Lease................    2

      THIS INSTRUMENT IS A MORTGAGE, OPEN-END MORTGAGE, LEASEHOLD MORTGAGE, OPEN-END LEASEHOLD MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING, ASSIGNMENT OF LEASES AND RENTS AND FINANCING STATEMENT OF BOTH REAL AND PERSONAL PROPERTY, INCLUDING GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN, AND IS TO BE FILED FOR RECORD IN THE RECORDS WHERE MORTGAGES OF REAL ESTATE ARE RECORDED. ADDITIONALLY, THIS INSTRUMENT SHOULD BE APPROPRIATELY INDEXED, NOT ONLY AS A MORTGAGE BUT ALSO AS A FINANCING STATEMENT OR FIXTURE FILING COVERING GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN. THE NAMES OF THE GRANTOR (DEBTOR/MORTGAGOR) AND BENEFICIARY (SECURED PARTY/MORTGAGEE), THE MAILING ADDRESSES OF THE GRANTOR (DEBTOR/MORTGAGOR), THE ADDRESS OF BENEFICIARY (SECURED PARTY/MORTGAGEE) FROM WHICH INFORMATION CONCERNING THE SECURITY INTEREST MAY BE OBTAINED, AND A STATEMENT INDICATING THE TYPES, OR DESCRIBING THE ITEMS OF COLLATERAL, ARE SET FORTH BELOW IN SECTIONS 1.1 AND 8.1 OF THIS INSTRUMENT, RESPECTIVELY. IF THE MORTGAGED PROPERTY IS A LEASEHOLD, THE NAME OF THE FEE OWNER IS SET FORTH IN EXHIBIT "B" HERETO. THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS AND SECURES OBLIGATIONS CONTAINING PROVISIONS FOR CHANGES IN INTEREST RATES, EXTENSIONS OF TIME FOR PAYMENT AND OTHER MODIFICATIONS IN THE TERMS OF THE OBLIGATIONS. TO THE EXTENT THE MORTGAGED PROPERTY IS LOCATED IN THE STATE OF OHIO OR PENNSYLVANIA, THIS INSTRUMENT SHALL BE DEEMED TO BE AND SHALL BE ENFORCEABLE AS AN OPEN-END MORTGAGE, MORTGAGE, LEASEHOLD MORTGAGE AND/OR LEASEHOLD OPEN-END MORTGAGE AND AS A SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FINANCING STATEMENT. THIS INSTRUMENT SECURES FUTURE ADVANCES MADE PURSUANT TO THE PROVISIONS HEREOF AND THE CREDIT AGREEMENT REFERRED TO BELOW. THE ADDRESS AT WHICH COMMUNICATIONS TO THE SECURED CREDITORS MAY BE MAILED OR DELIVERED IS: CARE OF BANK OF AMERICA, N.A., AS AGENT, 901 MAIN STREET, 14TH FLOOR, TX1-492-14-11 DALLAS, TEXAS 75202, ATTENTION: AGENCY MANAGEMENT.

                MORTGAGE, OPEN-END MORTGAGE, LEASEHOLD MORTGAGE,
                OPEN-END LEASEHOLD MORTGAGE, SECURITY AGREEMENT,
               FIXTURE FILING, ASSIGNMENT OF LEASES AND RENTS AND
                               FINANCING STATEMENT

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW THE BENEFICIARY TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE GRANTOR UNDER THIS MORTGAGE.

      THIS MORTGAGE, OPEN-END MORTGAGE, LEASEHOLD MORTGAGE, OPEN-END LEASEHOLD MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING, ASSIGNMENT OF LEASES AND RENTS, AND FINANCING STATEMENT (hereinafter referred to as this "Deed of Trust" or this "Mortgage"), is entered into as of the 15th day of May, 2002, by and among BLOCK COMMUNICATIONS, INC., an Ohio corporation, formerly known as BLADE COMMUNICATIONS, INC., the mortgagor, grantor and trustor hereunder (herein called "Grantor"), whose address for all purposes hereunder is 541 N. Superior Street, Toledo, Ohio 43660 Attention: Gary Blair, Chief Financial Officer; and BANK OF AMERICA, N.A., a national banking association, acting in its capacity as Agent for the Secured Creditors (as defined herein), under the Credit Agreement (as defined herein), the mortgagee hereunder (herein called "Beneficiary", which term shall include each of its successors and assigns), whose address for all purposes hereunder is 901 Main Street, TX1-492-14-11, 14th Floor, Dallas, Texas 75202, Attention: Agency Management. Beneficiary shall hold the interests and exercise the rights granted hereunder in trust as Agent for the benefit of and as security for the Secured Creditors, as more fully provided in the Credit Agreement. This Mortgage secures the Obligations (as defined below in Section 1.1) and any modifications, extensions and renewals of the Obligations, it being the intention of the parties hereto that this Mortgage shall be deemed an open and continuing lien instrument to secure all such Obligations now existing or hereafter arising regardless of the extinguishment and payment of any one or more obligations owed to the Secured Creditors. This Mortgage secures future advances made by the Secured Creditors to the Grantor under the Credit Agreement, the other Loan Documents and hereunder, and each future advance, whether or not evidenced by a note, and each note or other instrument evidencing the same, shall be secured hereby. All provisions of this Mortgage shall apply to each future advance as well as to all other Obligations secured hereby, whether or not evidenced by a note, and all such advances and other Obligations, and any modifications, extensions and renewals of the same shall have the same lien priority as if made on the date this Mortgage is recorded.

      This Mortgage secures the Obligations (as defined below in Section 1.1), and any modifications, extensions and renewals of the same, which shall be construed in all cases to consist of, among other obligations, the covenants of Grantor set forth in, and the amounts advanced to or for the account, use or benefit of Grantor from time to time pursuant to the Loan Documents (as defined below), the aggregate amount of the Secured Indebtedness (as defined below) actually outstanding at any particular time being subject to fluctuations up or down due to further advances of loan proceeds and/or future repayments of such loan proceeds from time to time over the term of such Secured Indebtedness and/or changes in the rate of interest charged in respect of Secured Indebtedness bearing interest at a floating rate (all of which advances and repayments are hereby declared to be contemplated by the Grantor and the Beneficiary at the time this Mortgage is executed).

                                   WITNESSETH:

                                   ARTICLE I

                                   DEFINITIONS

      1.1 DEFINITIONS: As used herein, the following terms shall have the following meanings:

      AGENT: Initially Bank of America, N.A. in its capacity as Administrative Agent for the Secured Creditors and any successor Administrative Agent pursuant to the Credit Agreement.

      ASSIGNMENT: The assignment and delivery to Beneficiary as security for the payment and performance of the Obligations of all of the rights, titles, interests and estates of Grantor in and to all of the following: (a) the Encumbered Leases and the Election, (b) the Leases, (c) the Rents, (d) the Fixtures and (e) the Personalty.

      BAS: Banc of America Securities LLC and its successors.

      BANKRUPTCY CODE: The Bankruptcy Code, 11 U.S.C. Section 101, et seq., as the same may be amended from time to time.

      BENEFICIARY: Bank of America, N.A., as Agent for the Secured Creditors, and, if Bank of America, N.A. is not permitted to act as Beneficiary in any State, then in that State the Individual Beneficiary to the extent and solely for the purpose described in Section 9.1, and each of their successors and assigns.

      BUILDINGS: Any and all buildings, parking structures, utility sheds, workrooms, air conditioning towers, open parking areas, and other structures or improvements, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed or constructed upon the Land or any part thereof.

      COMMITMENTS: The commitments by the Lenders to make the term loans, swing line loans and the revolving credit loans as set forth in the Credit Agreement (which includes commitments to issue Letters of Credit as more particularly set forth therein).

      CREDIT AGREEMENT: The Credit Agreement dated as of May 15, 2002, among the Grantor, the Lenders, and the Agent, which agreement is incorporated by reference in this Mortgage and which provides for the making of term loans, swing line loans and revolving credit loans and the issuance of, and participation in, Letters of Credit as contemplated therein (as the same may be amended, modified, extended, renewed, restated and/or supplemented from time to time), provided, however, that references herein to sections or provisions of, schedules or exhibits to, or capitalized terms or phrases contained in, the Credit Agreement shall have the respective meanings defined or provided in the Credit Agreement as it exists on the date hereof, and as it may be modified from time to time.

      DEBTOR RELIEF LAWS: As defined in the Credit Agreement.

      DEFAULT: As defined in the Credit Agreement.

      DEFAULT RATE: As defined in the Credit Agreement.

      ELECTION: The election available to a lessee under 11 U.S.C. Section 365(h) of the Bankruptcy Code, as the same may be amended from time to time, together with any comparable right under any other state or federal law relating to bankruptcy, reorganization or other relief for debtors, whether now or hereafter in effect.

      ENCUMBERED LEASES: The lease or leases described as "Encumbered Leases" in Exhibit "A" attached hereto, if any, together with all rights, options and other benefits inuring to the Grantor as lessee thereunder and together with all claims and rights of damages made from a rejection of the same.

      ENVIRONMENTAL LAWS: All Laws relating to environmental matters applicable to the Mortgaged Property.

      EQUIPMENT: All of the Grantor's right, title and interest in and to all "equipment", as such term is defined in Article 9 of the UCC (as defined below), now or hereafter existing, now owned or hereafter acquired by the Grantor, which are now or hereafter located or to be located upon, within or about the Land and the Buildings, or which are used in or related to the operation of the Mortgaged Property, including, but not limited to, all machinery, equipment, furnishings, fixtures, electrical equipment, vehicles and computer and other electronic data-processing and other office equipment, any movable walls and partitions and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

      EVENT OF DEFAULT: As defined in the Credit Agreement, or with respect to an Encumbered Lease, a default by Grantor under the Encumbered Lease which is not cured in the cure period provided under the Encumbered Lease.

      EXHIBITS: The exhibits attached hereto and incorporated herein by this reference.

      EXPENSES: All out-of-pocket costs and expenses (including reasonable fees and expenses of counsel and court costs) actually incurred and all advances made, by the Beneficiary or any trustee, co-trustee or agent of the Beneficiary pursuant to the provisions of, or in furtherance of the Beneficiary's duties or rights under, the Loan Documents, including, without limitation, expenses of retaking, holding, preparing for sale or lease, selling and/or leasing the Mortgaged Property or of assuming the rights of the lessee under any Encumbered Lease, but excluding any of the same specifically described in the Loan Documents as being the responsibility of the Beneficiary.

      FACILITY TERMINATION DATE: As defined in the Security Agreement.

      FINANCING STATEMENT: As defined in Section 8.5 below.

      FIXTURES: Goods (as defined in the UCC) now owned or the ownership of which is hereafter acquired by Grantor which is so related to the Land and Buildings forming part of the Mortgaged Property that it is deemed a fixture or real property under the laws of the State, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Mortgaged Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now owned or the ownership of which is hereafter acquired by Grantor and now or hereafter attached to, installed on or in, or used in connection with (temporarily or permanently), any of the Buildings or the Land, or which in some fashion are deemed to be fixtures to the Land or Buildings under the laws of the State, including, but not limited to, the items described in the definition of Equipment, furnaces, boilers, heaters, engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire and theft protection apparatus and equipment, water tanks, air and water pollution control, waste disposal, heating, ventilating, plumbing, lighting, refrigerating, laundry, incinerating, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, carpet, moveable or immoveable walls or partitions, built-in oxygen and vacuum systems and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Grantor's interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof. Notwithstanding the foregoing, "Fixtures" shall not include any property which tenants are entitled to remove pursuant to their Leases.

      GRANTOR: The above-defined Grantor and any and all subsequent owners of the Mortgaged Property.

      GOVERNMENTAL AUTHORITY: Any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      HAZARDOUS MATERIAL: All explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature, the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

      HIGHEST LAWFUL RATE: As defined in Section 10.23 hereof.

      IMPOSITIONS: All real estate and personal property taxes; water, gas, sewer, electricity and other utility rates and charges; charges for any easement, license or agreement maintained for the benefit of the Mortgaged Property; and all other taxes, standby fees, levies, claims, charges and assessments, general and special, ordinary and extraordinary, foreseen and unforeseen of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Mortgaged Property or the Rents or the ownership, use, occupancy or enjoyment thereof, and any interest, costs or penalties with respect to any of the foregoing.

      INDEBTEDNESS: As defined in the Credit Agreement.

      INDIVIDUAL BENEFICIARY: Any individual who shall be hereafter named of record as Individual Beneficiary, and who shall be co-Beneficiary hereunder to the extent and subject to the limitations described in Section 9.1 hereof.

      INVENTORY: All of the Grantor's right, title and interest, whether now owned or hereafter acquired, in and to all inventory in all of its forms, wherever located, now or hereafter existing, including, but not limited to, (i) goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which the Grantor has an interest or right as consignee or consignor) and (ii) goods that are returned to or repossessed by the Grantor, and all accessions thereto and products thereof and documents therefor.

      LAND: The real estate owned in fee or leased by the Grantor and described in Exhibit "A" attached hereto, and all rights, titles and interests appurtenant thereto.

      LAWS: Collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

      L/C ISSUER: Bank of America, N.A. in its capacity as issuer of Letters of Credit in accordance with the Credit Agreement, or any successor issuer of Letters of Credit thereunder.

      LEASES: Any and all leases, subleases, licenses, concessions or other agreements (written or verbal, now or hereafter in effect) through which Grantor directly or indirectly grants a possessory interest in and to, or the right to occupy and use, all or any portion of the Mortgaged Property that constitutes real property together with any renewals or extensions thereof and all leases, subleases, licenses, concessions or other agreements in substitution therefor.

      LEGAL REQUIREMENTS: (i) Any and all present and future decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any governmental authority in any way applicable to Grantor or the Mortgaged Property, including, without limitation, the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof, (ii) Grantor's presently or subsequently effective Certificate of Incorporation and Bylaws, (iii) any and all Leases and other contracts (written or oral) of any nature by which the Grantor or the Mortgaged Property may be bound, and (iv) any and all restrictions, reservations, conditions, easements or other covenants or agreements of record affecting the Mortgaged Property.

      LENDERS: As defined in the Credit Agreement, and specifically including Bank of America, N.A., as the L/C Issuer, or any successor L/C Issuer and each other lender which may hereafter become a party to the Credit Agreement pursuant to the terms thereof.

      LETTER OF CREDIT: As defined in the Credit Agreement.

      LESSOR: The landlord under the Encumbered Lease, if any.

      LOAN: As defined in the Credit Agreement.

      LOAN DOCUMENTS: As defined in the Credit Agreement.

      MATERIAL ADVERSE EFFECT: As defined in the Credit Agreement.

      MORTGAGE STATE: Each state defined as a "Mortgage State" in Section 2.3 hereof.

      MORTGAGED PROPERTY OR MORTGAGED PROPERTIES: The Land, Buildings, Fixtures, Personalty, Encumbered Leases, Leases and Rents together with:

            (i) all rights, privileges, tenements, licenses, hereditaments, rights-of-way, easements, utility use, air rights, appendages, division rights, and appurtenances in any way appertaining thereto, and all right, title, interest or estate of Grantor in and to any streets, ways, alleys, roadbeds, inclines, tunnels, culverts, strips or gores of land adjoining or serving the Land or any part thereof;

            (ii) all betterments, additions, alterations, appurtenances, substitutions, replacements and revisions thereof and thereto and all reversions and remainders therein;

            (iii) all of Grantor's right, title and interest in and to any awards, remuneration, settlements or compensation hereafter to be made by any insurer, governmental authority or other person or entity as a result of the destruction, loss, theft, taking by eminent domain or other involuntary conversion of whatever nature (whether occurring prior to or after the date of this Mortgage) of any of the Land, Buildings, Fixtures, Leases, Encumbered Leases, Rents or Personalty, including those for any condemnation and vacation of, or change of grade in, any streets affecting the Land or the Buildings;

            (iv) any and all other security and collateral of any nature whatsoever, now or hereafter given by Grantor to secure the payment and performance of the Obligations;

            (v) all water and water rights (whether riparian, appropriative, or otherwise and whether or not appurtenant) in or hereafter relating to or used in connection with the Land, including, without limitation, any surface water management permits, any consumption use permits or general permits;

            (vi) any right, title, interest or estate hereafter acquired by Grantor in any of the foregoing and in and to the Land, Buildings, Fixtures, Personalty (except as otherwise provided herein), Leases, Encumbered Leases and Rents. To the extent permitted by law, all of the Fixtures are to be deemed and held to be a part of and affixed to the Land. In the event the estate of the Grantor in and to any of the Land and Buildings is a leasehold estate, this conveyance shall include and the lien, security interest and assignment created hereby shall encumber and extend to all other, further or additional title, estates, interest or rights which may exist now or at any time be acquired by Grantor in or to the property demised under the lease creating such leasehold estate and including Grantor's rights, if any, to purchase the property demised under such lease and, if fee simple title to any of such property shall ever become vested in Grantor, such fee simple interest shall be encumbered by this Mortgage in the same manner as if Grantor had fee simple title to such property as of the date of execution hereof;

            (vii) all of Grantor's right, title and interest in and to any and all funds deposited by or on behalf of Grantor with any city, county, public body or agency, irrigation, sewer or water district or company, gas or electric company, telephone company, and any other body or agency for the installation, or to secure the installation, of any utility pertaining to the Land, Buildings, Fixtures and all betterments, additions, alterations, appurtenances, substitutions, replacements and revisions thereof and thereto;

            (viii) all of Grantor's right, title and interest in and to (i) all oil, gas and other minerals located in, on or under the Land, (ii) all oil, gas or mineral leases, royalty agreements and other contracts that have been or in the future are entered into with respect to the Land or with respect to any oil, gas or other minerals located in, on or under the Land ("Mineral Leases"), and (iii) all rents, profits, royalties and income at any time arising from the Mineral Leases or from the sale of oil, gas or other minerals located in, on or under the Land; and

            (ix) all proceeds and products of the foregoing. As used in this Mortgage, the term "Mortgaged Property", including each component thereof, shall be expressly interpreted as meaning all or, where the context permits or requires, any portion of the above, and all or, where the context permits or requires, any interest of Grantor therein.

      NOTES: As defined in the Credit Agreement, and any notes issued in replacement, substitution, renewal or refinance of the same.

      OBLIGATIONS: All advances to, and debts, liabilities, obligations, covenants and duties of the Grantor arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, including without limitation the Secured Indebtedness, or arising under any Related Swap Contract, (provided, however, obligations arising under a Related Swap Contract shall cease to be obligations secured hereby at such time as the counterparty thereto shall cease to be a Lender or an Affiliate of a Lender), in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Grantor or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

      PARCEL: A single parcel of real property identified as a unit in Exhibit "A" hereto. For purposes of legal description and real property title records, a Parcel may be comprised of more than one lot.

      PERMITTED ENCUMBRANCES: Those Liens and other encumbrances permitted under
Section 7.01 of the Credit Agreement.

      PERSONALTY: All of the right, title and interest of Grantor in and to all tangible and intangible personal property including all furniture, furnishings, Equipment, machinery, goods, tools, supplies, appliances, general intangibles, construction contracts, architect's contracts, technical services agreements, contract rights, franchises, licenses, certificates, operating rights, approvals, consents, authorizations and permits, and all other personal property (other than Inventory, accounts receivable, and Fixtures) of any kind or character (as defined in and subject to the provisions of the UCC) which are now or hereafter located or to be located upon, within or about the Land and the Buildings, or which are used in or related to the construction of the Buildings or the use, occupancy or operation of the Mortgaged Property, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof; and all insurance proceeds and condemnation proceeds received by Grantor with respect to the Mortgaged Property to the extent provided herein. Furthermore, with respect to any of the above-described personal property represented by a contract, agreement or other instrument or consisting of a permit, certificate or similar item issued by a governmental authority, then, to the extent that the granting of the lien or security interest or exercise of Beneficiary's rights under this Mortgage would constitute a breach or violation of the terms of such instrument, or any Legal Requirement applicable to such permit, certificate or similar item that would impose material liability on the Grantor or that would result in a revocation or forfeiture of such item of personal property, such personal property shall not constitute "Personalty" hereunder.

      RELATED SWAP CONTRACT: As defined in the Credit Agreement.

      RENTS: All of the rents, revenues, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable and to become due or payable to Grantor by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying any portion or portions of the Mortgaged Property.

      REQUIRED LENDERS: As defined in the Credit Agreement.

      SECURED CREDITORS: The Agent, BAS and the Lenders that are parties to the Credit Agreement, and specifically including Bank of America, N.A., in its capacities as L/C Issuer and a Swing Line Lender, and National City Bank as a Swing Line Lender, or any successor L/C Issuer or successor Lender making Swing Line Loans, and each of their successors or assigns, and each Lender or an Affiliate of a Lender party to any Related Swap Contract.

      SECURED INDEBTEDNESS: (a) Subject to Section 2.3(b) below, the principal, interest, premium (if any) and other sums (including, without limitation the L/C Obligations) owing or payable by the Grantor pursuant to the Loan Documents, which includes present advances and future advances to be incurred within the terms specified in the Credit Agreement, including without limitation, indebtedness to the Lenders under the Credit Agreement in the original aggregate principal amount of Two Hundred Million Dollars ($200,000,000.00) evidenced by the Notes and the Credit Agreement; (b) any and all additional advances made by Beneficiary to protect or preserve the Mortgaged Property (as defined above) or the security title, security interest and lien hereof on the Mortgaged Property or to repair or maintain the Mortgaged Property, or to complete improvements on the Mortgaged Property (whether or not Grantor remains the owner of the Mortgaged Property at the time of such advances and whether or not the Beneficiary or the Lenders remain the owner of the Obligations and this Mortgage) in accordance with the provisions hereof; and (c) any and all expenses incident to effecting the collection, performance and/or satisfaction of the Obligations secured hereby and the foreclosure hereof by action in court or by exercise of the power of sale herein contained; provided, however, that in no event shall more than Two Hundred Million Dollars ($200,000,000.00) of the total Secured Indebtedness represent original principal amount due under the Credit Agreement. The Credit Agreement provides that the interest rate and payment terms of the indebtedness may be adjusted as provided therein. AT THE OPTION OF THE GRANTOR AND SUBJECT TO TERMS AND PROVISIONS OF THE CREDIT AGREEMENT, THE PRINCIPAL AMOUNT OF THE LOANS MAY BE INCREASED FROM $200,000,000 TO $300,000,000 AND IN SUCH EVENT THE PRINCIPAL AMOUNT SET FORTH IN (a) AND (c) ABOVE SHALL BE $300,000,000.

      SECURITY AGREEMENT: As defined in the Credit Agreement.

      STATE: The State in which the applicable portion of the Mortgaged Property is situated. For example, with respect to the portion of the Mortgaged Property situated in Ohio, the term "State" shall mean the State of Ohio.

      SUBSIDIARY: Subsidiary of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Grantor.

      SWAP CONTRACT: As defined in the Credit Agreement.

      UCC: The Uniform Commercial Code as adopted in the State.

      WORK: As defined in Section 4.7 hereof.

      1.2 DEFINED TERMS: The terms "Administrative Agent," "Affiliate," "Business Day," "Capital Expenditures," "GAAP," "Lien," and "Person" together with any other capitalized term used herein but not otherwise defined herein, shall have the same respective meanings given to them in the Credit Agreement as it existed on the date hereof, and as it may be modified from time to time.

                                   ARTICLE II

                                      GRANT

      2.1 GRANT: NOW THEREFORE, for and in consideration of Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Grantor, and to secure the Grantor's full and faithful performance and satisfaction of the Obligations, Grantor, intending to be legally bound hereby, has GIVEN, ALIENATED, REMISED, GRANTED, BARGAINED, MORTGAGED, SOLD, RELEASED, CONVEYED, ASSIGNED, TRANSFERRED, WARRANTED, SET OVER AND CONFIRMED WITH MORTGAGE COVENANTS and by these presents does GIVE, ALIENATE, REMISE, GRANT, BARGAIN, MORTGAGE, SELL, RELEASE, CONVEY, ASSIGN, TRANSFER, WARRANT, SET OVER AND CONFIRM WITH MORTGAGE COVENANTS AND GRANT A SECURITY INTEREST IN unto Beneficiary with POWER OF SALE and right to entry for the benefit of Beneficiary, all of the Mortgaged Property, subject only to the Permitted Encumbrances, TO HAVE AND TO HOLD the Mortgaged Property and (except as otherwise set forth herein) all parts, rights, members and appurtenances thereof for the use, benefit and behoof of the Beneficiary and its successors and assigns, in fee simple forever, or to the extent of Grantor's leasehold interest therein, forever, hereby releasing and waiving all rights under and by virtue of the homestead exemption laws of the State, to the extent permitted by the applicable Legal Requirements of such State; and Grantor hereby absolutely and irrevocably assigns to Beneficiary the Leases and Rents for the purposes and upon the terms and conditions herein set forth; and Grantor does hereby bind itself, its successors and assigns to FOREVER WARRANT AND DEFEND the title to the Mortgaged Property and every part thereof, subject only to the Permitted Encumbrances, unto Beneficiary, against every person whomsoever lawfully claiming or to claim the same or any part thereof.

      2.2 DEFEASANCE AND RECONVEYANCE: If the Secured Indebtedness shall have been paid in full and all the other Obligations shall have been performed and discharged in full, and all of the Commitments shall have been terminated in whole, and all of the Letters of Credit shall have been canceled and returned to the L/C Issuer, and the Facility Termination Date has occurred, and provided that there exists no pending or threatened unsatisfied obligation pursuant to the environmental indemnification in Section 10.05 of the Credit Agreement, then the liens, security interests, estates and rights granted by this Mortgage shall terminate; whereupon the Beneficiary promptly shall execute such documents in recordable form as may be necessary to release and/or satisfy the Mortgaged Property, or that portion thereof then held hereunder, from the lien of and security interests created or purported to be created by this Mortgage.

To the extent permitted by law, any reconveyance delivered hereunder may describe the grantee as "the person or persons legally entitled thereto." Beneficiary shall not have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance. Each reconveyance of Mortgaged Property or portions thereof shall also operate as a reassignment of all future rents, issues and profits appertaining to the Parcel(s) or portions thereof covered by such reconveyance to the person or persons legally entitled thereto, unless its reconveyance expressly provides otherwise.

      2.3 PROVISIONS CONCERNING PARTICULAR STATES: Notwithstanding anything to the contrary herein contained:

            (a) if the State is Ohio or Pennsylvania (each, a "Mortgage State"), this instrument shall be deemed to be and shall be enforceable as a mortgage or open-end mortgage and/or leasehold mortgage or open-end leasehold mortgage, and as an assignment of leases and rents, security agreement and financing statement;

            (b) If the State is Pennsylvania, the following provisions shall apply: This Mortgage is an OPEN-END MORTGAGE as defined in 42 Pa. Con. Stat. Ann. Section 8143 and secures advances made pursuant to the Notes and other Loan Documents. The maximum total principal indebtedness outstanding hereunder and secured hereby may not exceed Three Hundred Million Dollars ($300,000,000.00), plus accrued and unpaid interest and protective advances made by Beneficiary pursuant to the terms of the Notes and other Loan Documents. The Mortgage secures, and the Loan Documents executed in connection herewith evidence, the obligation of Grantor to repay protective advances made by Beneficiary pursuant to this Mortgage and the other Loan Documents for, among other things, payment of taxes, assessments, maintenance charges, insurance premiums, costs incurred for the protection of the Mortgaged Property or the lien of the Mortgage, costs incurred by Beneficiary by reason of the occurrence of an Event of Default, and advances made to complete construction of any improvements at the Mortgaged Property. Beneficiary's address for receiving notices under 42 Pa. Con. Stat. Ann. Section 8143 shall be 901 Main Street, 14th Floor, TX1-492-14-11, Dallas, Texas 75202, Attention: Agency Management. Grantor waives all of Grantor's rights under 42 Pa. Con. Stat. Ann. Section 8143(c).

      2.4 CREDIT AGREEMENT: The Credit Agreement includes term loans, swing line loans, revolving credit loans, and in connection therewith there may be repayments and disbursements of principal from time to time. It is expressly agreed that the outstanding principal balance of the Indebtedness evidenced by the Notes and governed by the Credit Agreement may, from time to time, be reduced to a zero balance without such repayment operating to extinguish and release the lien, security titles and security interests created by this Mortgage. This Mortgage shall remain in full force and effect as to any subsequent future advances made after the zero balance without loss of priority until the Obligations are paid in full and fully performed and satisfied, all of the Commitments shall have been terminated in whole, all of the Letters of Credit shall have been canceled and returned to the L/C Issuer, the Facility Termination Date has occurred, and the Credit Agreement and all other agreements between the Grantor and the Secured Creditors for further advances have been terminated. Grantor waives the operation of any applicable statute, law or regulation having a contrary effect.

                                   ARTICLE III

                         WARRANTIES AND REPRESENTATIONS

      For the consideration aforesaid and to protect the security of this Mortgage, Grantor hereby unconditionally warrants and represents to Beneficiary as follows:

      3.1 TITLE TO MORTGAGED PROPERTY AND LIEN OF THIS INSTRUMENT: Grantor has good and record and marketable title in fee (or, if and to the extent that the Mortgaged Property includes any Encumbered Lease, good title in the leasehold) to the Land, Buildings and Fixtures and good title to the Personalty and Leases, in all cases free and clear of any Liens and claims of Liens except the Permitted Encumbrances. This Mortgage constitutes a valid lien and mortgage on the Grantor's fee and leasehold interests in the Land, the Buildings and the Fixtures, including without limitation all of Grantor's right, title and interest in and to any Encumbered Lease, and a valid security agreement which creates a valid security interest in and to, and a valid assignment of, the Fixtures, Personalty, Leases and Rents, all in accordance with the terms hereof, in each case subject only to the Permitted Encumbrances.

      3.2   [INTENTIONALLY OMITTED]

      3.3 ENCUMBERED LEASES: The Grantor hereby unconditionally warrants and represents to the Beneficiary as follows with respect to each Encumbered Lease:

            (a) The Encumbered Lease constitutes, to the best of Grantor's knowledge, the legal, valid and binding obligation of the lessor thereof, and is enforceable by the lessee in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights and remedies generally or by application of general equity principles and the terms thereof are as set forth in the lease documents described on Exhibit "A", copies of which have been delivered to the Beneficiary;

            (b) All rent, additional rent and other charges reserved therein have been paid to the extent they are payable to the date hereof;

            (c) The Grantor enjoys the quiet and peaceful possession of the property demised thereby in accordance with and subject to the terms of such Encumbered Lease;

            (d) The Encumbered Lease is not subject to any other assignments by the Grantor, and the Grantor has good right and authority to assign and encumber the Encumbered Lease to the Beneficiary;

            (e) The Grantor is not in default in any material respect under any of the terms thereof and, to the best of its knowledge, there are no circumstances that, with the passage of time or the giving of notice or both, would constitute any material event of default thereunder; and

            (f) To the best of Grantor's knowledge the landlord under the Encumbered Lease is not in default under any of the material terms or provisions thereof on the part of the landlord to be observed or performed.

      3.4 POWERS OF TERMINATION AND RIGHTS OF REVERTER: With respect to any fee-owned Parcel of Mortgaged Property subject to a right of reverter or power of termination, no event has occurred or is threatened, or is likely to occur by virtue of the performance by Grantor of any of its Obligations under any of the Loan Documents, which would enable the beneficiary of such right or power to cause such reversion or termination.

      3.5 WETLANDS: To Grantor's knowledge, there are no wetlands, tidelands or swamp and overflow lands on the Mortgaged Property. GRANTOR SHALL BE SOLELY RESPONSIBLE FOR AND AGREES TO INDEMNIFY BENEFICIARY AND EACH SECURED CREDITOR, PROTECT AND DEFEND WITH COUNSEL REASONABLY ACCEPTABLE TO BENEFICIARY, AND HOLD BENEFICIARY AND EACH SECURED CREDITOR HARMLESS FROM AND AGAINST ANY CLAIMS (INCLUDING WITHOUT LIMITATION THIRD PARTY CLAIMS FOR PERSONAL INJURY OR REAL OR PERSONAL PROPERTY DAMAGE), ACTIONS, ADMINISTRATIVE PROCEEDINGS (INCLUDING INFORMAL PROCEEDINGS) JUDGMENTS, DAMAGES, PUNITIVE DAMAGES, PENALTIES, FINES, COSTS, LIABILITIES (INCLUDING SUMS PAID IN SETTLEMENTS OF CLAIMS), INTEREST OR LOSSES, REASONABLE ATTORNEYS' FEES (INCLUDING ANY FEES AND EXPENSES INCURRED IN ENFORCING THIS INDEMNITY), CONSULTANT FEES, AND EXPERT FEES THAT ARISE DIRECTLY OR INDIRECTLY FROM OR IN CONNECTION WITH THE PRESENCE ON THE MORTGAGED PROPERTY OF WETLANDS, TIDELANDS OR SWAMP AND OVERFLOW LANDS, OR ANY BREACH OF THE FOREGOING REPRESENTATION AND WARRANTY; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNIFIED PARTY, BE AVAILABLE TO THE EXTENT THAT SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NON-APPEALABLE JUDGMENT TO HAVE RESULTED PRIMARILY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. THE PROVISIONS OF THIS SECTION 3.5 SHALL SURVIVE THE TERMINATION AND RECONVEYANCE OF THIS MORTGAGE.

      3.6 ENVIRONMENTAL MATTERS: Except as disclosed in the Credit Agreement, or to the extent that any deviation from any representation in this Section 3.6 would not reasonably be expected to have a Material Adverse Effect, the Grantor and each Subsidiary is in compliance with all applicable Environmental Laws and has been issued and will maintain and keep current all required federal, state and local permits, licenses, certificates and approvals. Except as disclosed in the Credit Agreement, neither the Grantor nor, to the Grantor's knowledge, any previous owner or operator of the Mortgaged Property or any other Person, (a) has used or is using the Mortgaged Property in violation of any Environmental Law in effect at the time of such use; (b) has managed, generated, stored, released, discharged, treated, or disposed of any Hazardous Material on any portion of the Mortgaged Property in a manner that could be reasonably expected to have a Material Adverse Effect; or (c) has transferred or caused to be transferred any Hazardous Material from the Mortgaged Property to any other location except in compliance with any and all applicable Environmental Laws. Except for Hazardous Materials necessary for the routine maintenance of the Mortgaged Property and as used in the ordinary course of the Grantor's business, which Hazardous Material shall be used in accordance with all applicable Environmental Laws, the Grantor covenants that it shall not permit any Hazardous Materials to be brought on to the Mortgaged Property, or if so brought or found located thereon, shall be immediately removed, with proper treatment, disposal, or other management or remediation, and all environmental cleanup requirements, if any, shall be diligently undertaken pursuant to all Environmental Laws. Except as disclosed in the Credit Agreement, or to the extent that any deviation from any representation in this Section 3.6 would not reasonably be expected to have a Material Adverse Effect, neither the Grantor nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and neither the Grantor nor any Subsidiary is aware of any facts, which (i) calls into question, or could reasonably be expected to call into question, compliance by the Grantor or any Subsidiary with any Environmental Laws, (ii) seeks, or could reasonably be expected to form the basis of a meritorious proceeding to seek, to suspend, revoke or terminate any license, permit or approval necessary for the operations of the Grantor's or Subsidiary's business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (iii) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Grantor or any Subsidiary to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Laws.

                                   ARTICLE IV

                              AFFIRMATIVE COVENANTS

      Grantor hereby unconditionally covenants and agrees with Beneficiary as follows:

      4.1 PAYMENT AND PERFORMANCE: Grantor will satisfy and perform the Obligations, including the payment of any sums required thereby, in full and on or before the dates the same are to be satisfied and performed.

      4.2 COMPLIANCE WITH LEGAL REQUIREMENTS: Grantor will promptly and faithfully comply with, conform to and obey in all material respects all Legal Requirements whether or not the same shall necessitate structural changes in or improvements to, or interfere with the use or enjoyment of, the Mortgaged Property; and provided, that Grantor shall have the right in good faith to contest any such Legal Requirement only so long as the Mortgaged Property affected thereby shall be in no danger of being sold, forfeited or lost pursuant to such contest and adequate reserves have been set aside by Grantor, in accordance with GAAP, to pay the cost necessary to comply with such Legal Requirement in the event Grantor fails to prevail in such contest. Grantor will procure and continuously maintain in full force and effect all permits, licenses and other authorizations required for construction of improvements, for any permitted use of the Mortgaged Property or any part thereof then being made and for the lawful and proper installation, operation and maintenance of the Mortgaged Property. Grantor will not knowingly maintain any nuisance on the Mortgaged Property.

      4.3 LIEN STATUS: Grantor will defend and protect the lien, security title and security interest status of this Mortgage subject only to the Permitted Encumbrances. If Grantor shall fail to satisfy its obligations under this Section 4.3, Beneficiary shall have the rights granted by Section 10.7 hereof to take such actions as Beneficiary deems necessary to defend and protect the lien, security title and security interest status of this Mortgage, subject as aforesaid. Grantor shall reimburse Beneficiary for any losses or Expenses actually incurred by Beneficiary if an interest in the Mortgaged Property, other than as permitted hereunder, is claimed by others.

      4.4   [INTENTIONALLY DELETED]

      4.5   [INTENTIONALLY DELETED]

      4.6 INSURANCE: Grantor will maintain or cause to be maintained with financially sound and reputable insurance companies not Affiliates of the Borrower, upon and relating to the Mortgaged Property policies of liability, casualty, business interruption, "all-risk" permanent and, if applicable, flood insurance in amounts and on terms customarily maintained by owners of property located in the general vicinity of the Mortgaged Property and on which is located similar improvements and shall insure against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations. Each such policy of liability insurance shall name Beneficiary as an additional insured party with respect to the Mortgaged Property, and each such casualty insurance policy shall name Beneficiary as a loss payee. Each such insurance policy shall be renewed, if renewal is available, and shall not be canceled and further, shall not be endorsed, altered or reissued to effect a change in coverage in any manner materially adverse to the Beneficiary, for any reason and to any extent whatsoever unless such insurer shall have first given Beneficiary thirty (30) days' prior written notice thereof. Beneficiary shall be furnished with the original of each such initial policy or a certificate with a duplicate of such original policy coincident with the execution of this Mortgage and satisfactory evidence of renewal thereof not less than thirty (30) days prior to the expiration of the initial or each preceding renewal policy together with receipts or other evidence that the premiums thereon have been paid, with the original of each renewal policy or a certificate with a duplicate of such renewal policy to follow as soon as available or, in any such case, an appropriate broker's certificate in respect thereto.

      4.7 RESTORATION FOLLOWING CASUALTY: If any acts or occurrences of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, shall result in damage to or loss or destruction of the Mortgaged Property, Grantor will give prompt notice thereof to Beneficiary. If (a) there are sufficient insurance proceeds or sufficient other amounts available to Grantor to fully pay for the restoration, repair or replacement (hereinafter called "Work") of the Mortgaged Property, (b) no Default or Event of Default shall have occurred and be continuing, (c) neither Grantor nor Lessor has elected to terminate the Encumbered Lease, if any, pursuant to the terms thereof and confirmation of the same has been delivered to Beneficiary, (d) the Grantor presents sufficient evidence to the Beneficiary that the damaged property will be restored prior to the earliest to occur of the Revolving Credit Maturity Date, the Term Loan A Maturity Date, the Term Loan B Maturity Date or the Term Loan C Maturity Date and (e) the Beneficiary will not incur any liability to any other person as a result of such use or release of insurance proceeds, then Grantor may so certify to Beneficiary, and if Grantor delivers such certificate, will certify that it will, and shall, within 90 days following reaching an agreement with the insurer under the casualty insurance policy relating thereto with regard to the disbursement of insurance proceeds commence and thereafter continue diligently to completion, to restore, repair, replace and rebuild such Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such damage, loss or destruction with such alterations, modifications and/or betterments reasonably deemed necessary or desirable by Grantor in its business judgment. If the conditions set forth in such certificate of Grantor are not satisfied with respect to a casualty, or if Grantor fails to deliver such a certificate to Beneficiary by the date that is the later of 90 days after so reaching an agreement with the insurer or 180 days following the casualty, or if Grantor shall thereafter fail to diligently pursue the restoration, repair, replacement or rebuilding of such Mortgaged Property as provided herein, the insurance proceeds related thereto shall be promptly paid to Beneficiary and applied to the outstanding balance of the Obligations in accordance with Section 2.06(d) of the Credit Agreement.

      4.8 APPLICATION OF PROCEEDS: Insurance proceeds to be used for Work, which proceeds are equal to or greater than $5,000,000 on a per occurrence or claim basis, initially shall be paid to Beneficiary, and provided no Default or Event of Default shall have occurred and be continuing, shall be paid out by Beneficiary to Grantor at such time as Grantor makes the election set forth below. Insurance proceeds to be used for Work, which proceeds are less than $5,000,000 on a per occurrence or claim basis, initially shall be paid to Grantor. Insurance proceeds shall be used by Grantor to perform such Work in accordance with Section 4.7, with any excess thereof used to repay the Obligations in accordance with Section 4.7. As long as no Default or Event of Default shall have occurred and be continuing, Grantor shall have 180 days after such casualty to elect to either (i) perform such Work or (ii) deliver such proceeds to Beneficiary to be applied to the outstanding balance of the Obligations in accordance with Section 2.06(d) of the Credit Agreement. In the event Grantor elects to restore, repair, replace or rebuild the Mortgaged Property and subsequently fails to comply with any of the conditions set forth in Section 4.7 and this Section 4.8, any proceeds remaining to be disbursed, whether held by Grantor, Beneficiary or an insurance company, shall be paid to Beneficiary and, at its option, applied to the outstanding balance of the Obligations in accordance with Section 2.06(d) of the Credit Agreement.

      4.9   [INTENTIONALLY DELETED]

      4.10  [INTENTIONALLY DELETED]

      4.11 APPRAISALS: Upon the occurrence of an Event of Default, the Grantor agrees and consents to the Beneficiary ordering a current written appraisal or re-appraisal of the Mortgaged Property (at the Grantor's expense). Such appraisal shall be by a qualified appraiser designated by and satisfactory to the Beneficiary and must be satisfactory to the Beneficiary in form and substance.

      4.12 TAXES: Grantor shall pay, together with interest, fines, and penalties, if any, any documentary stamp, recording, transfer, mortgage, intangibles (including without limitation all recurring intangible taxes) or other taxes or fees whatsoever due under the laws of the State in connection with the making, execution, delivery, filing of record, recordation, assignment, release, or discharge of any of the Loan Documents or in connection with any advances made thereunder. This obligation shall survive the repayment of the Obligations and shall continue for so long as Beneficiary could be assessed for such taxes or fees, or for penalties or interest with respect to such taxes or fees.

      4.13 COLLECTION COSTS: In the event that this Mortgage is foreclosed, or in the event this Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, or in the event of the foreclosure of any mortgage prior to or subsequent to this Mortgage, in which proceeding Beneficiary is made a party, or in the event of the bankruptcy of the Grantor, or an assignment by the Grantor for the benefit of creditors, Grantor, its successors and assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including an amount as attorneys' fees not to exceed such amount as may be permitted by the laws of the applicable State including reasonable actual attorneys' fees for all appellate proceedings and post-judgment action involved therein, the payment of which charges, fees and taxes together with all costs and expenses, shall be secured hereby.

      4.14  [INTENTIONALLY DELETED]

      4.15  [INTENTIONALLY DELETED]

      4.16 CREATION AND RECORDATION OF ADDITIONS AND BETTERMENTS: Grantor shall arrange for timely recording or filing, as required, of all documents having to do with additions to or betterments of any portion of the Mortgaged Property, and the covenants and agreements set forth in this Mortgage shall apply to all such additions and betterments.

      4.17 CONSENTS: Grantor will obtain and maintain the consent or approval of any Person whose consent or approval is required to the granting of a Lien on any interest in the Mortgaged Property to the Beneficiary.

      4.18 COVENANTS RELATING TO ENCUMBERED LEASES: With respect to the Encumbered Leases, if any:

            (a) Grantor will make all payments and otherwise perform in all material respects all obligations in respect of all Encumbered Leases, and, subject to subsection (b) below, will maintain such Encumbered Leases in full force and effect and not allow such Encumbered Leases to lapse or be terminated (except in connection with the exercise by Grantor of a purchase option in respect of the real and other property subject to such Encumbered Lease) or any rights to renew such Encumbered Leases or options to purchase the premises demised thereby to be forfeited or canceled. Grantor will notify Beneficiary of any material default by any party with respect to such Encumbered Leases and Grantor will promptly notify Beneficiary of the giving of any notice by the Lessor to Grantor of any default by Grantor in the performance or observance of any of the terms, covenants or conditions of the Encumbered Lease on the part of Grantor, as tenant under the Encumbered Lease, to be performed or observed and promptly deliver to Beneficiary a true copy of each such notice.

            (b) Except with respect to the termination of an Encumbered Lease in connection with the exercise by Grantor of a purchase option in respect of any real and other property subject to any Encumbered Lease, Grantor will not, without the written consent of the Beneficiary, cancel or terminate any Encumbered Lease or consent to or accept any cancellation or termination thereof, or amend or otherwise modify any Encumbered Lease or give any consent, waiver or approval thereunder, or waive any default thereunder or breach thereof, agree in any manner to any other amendment, modification or change of any term or condition of any Encumbered Lease, or take any other action in connection with any Encumbered Lease that would, or would be reasonably likely to, individually or in the aggregate,
      (A) impair the rights and interests of the Beneficiary, (B) result in expiration or termination of any Encumbered Lease prior to November 15, 2009, or (C) prevent the unfettered use by the Grantor of the premises leased thereunder for any and all activities being conducted on the Mortgaged Property as of the date hereof. Grantor shall exercise all rights to renew the Encumbered Lease by timely notice to the Lessor as required by the Encumbered Lease so that the Encumbered Lease will not expire or terminate prior to November 15, 2009. Grantor hereby authorizes and appoints Beneficiary its attorney in fact to exercise any option to renew the Encumbered Lease in the name of and upon behalf of Grantor, which power of attorney shall be irrevocable and deemed to be coupled with an interest. As further security for the payment and performance of the Obligations, Grantor hereby assigns to Beneficiary, as further security for the payment and performance of the Obligations, all of the rights, privileges, and prerogatives of Grantor, as tenant under the Encumbered Lease, to surrender the leasehold estate created by the Encumbered Lease or to terminate, cancel, modify, change, supplement or alter the Encumbered Lease, and any such surrender of the leasehold estate created by the Encumbered Lease or termination, cancellation, modification, change, supplement, alteration or amendment of the Encumbered Lease without the prior consent of Beneficiary shall be null and void and of no force and effect.

            (c)   Subject to the foregoing, if Grantor defaults under subsection
      (a) hereof by failing to make any payment required to be made by Grantor pursuant to the provisions of any Encumbered Lease or to keep, observe or perform, or cause to be kept, observed or performed, any of the terms, covenants, provisions or agreements of any Encumbered Lease (unless waived by lessor under such Encumbered Lease), Grantor agrees that Beneficiary may (but shall not be obligated to) take any action on behalf of Grantor (with right of entry onto the Mortgaged Property), to keep or cause to be kept, observed or performed any such terms, covenants, provisions or agreements and to enter upon the Mortgaged Properties (after reasonable advance notice to Grantor) and take all such action thereon as may be reasonably necessary therefor, and all money so expended by Beneficiary, with interest thereon at the Default Rate from the date of each such expenditure, shall be paid by Grantor to Beneficiary promptly upon demand by Beneficiary and shall be added to the indebtedness secured by this Mortgage. If Beneficiary shall make any payment or perform any act or take any action in accordance with the preceding sentence, then the payment, performance or action shall not remove or waive, as between Grantor and Beneficiary, the corresponding default under the terms of this Mortgage.

            (d) Grantor covenants and agrees that, unless Beneficiary shall otherwise expressly consent in writing, neither Grantor nor its successors or assigns shall suffer or permit the fee title to the property demised by any Encumbered Lease and the leasehold estate thereunder to merge, it being understood and agreed that said estates shall always remain separate and distinct, notwithstanding the union of said estates in any person whomever by purchase or otherwise; and in case Grantor acquires the fee title or any other estate, title or interest in the Mortgaged Property, this Mortgage shall attach to and cover and be a lien upon the fee title or such other estate so acquired, and such fee title or other estate shall, without further assignment, mortgage or conveyance, become and be subject to the lien of and covered by this Mortgage.

            (e) If any Encumbered Lease shall be terminated prior to the natural expiration of its term due to default by the lessee or tenant thereunder, and if, pursuant to any provision of such Encumbered Lease or pursuant to Beneficiary's exercise of its rights hereunder or under any other Loan Document, the Beneficiary or its designee shall acquire from the lessor a new lease of the Mortgaged Property, Grantor shall have no right, title, or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.

            (f) Grantor will not subordinate or consent to the subordination of the Encumbered Lease to any mortgage, deed of trust, lease or other interest on or in the Lessor's interest in all or any part of the Mortgaged Property, unless, in each such case, the written consent of Beneficiary shall have been first had and obtained.

      4.19  LESSOR'S BANKRUPTCY:

            (a) Grantor acknowledges that pursuant to Section 365 of the Bankruptcy Code it is possible that a trustee in bankruptcy of the Lessor under an Encumbered Lease, if any, or Lessor as a debtor-in-possession could reject the Encumbered Lease, if any, in which case Grantor, as lessee, would have the Election described in Section 365(h) of the Bankruptcy Code to treat such Encumbered Lease as terminated by such rejection or, in the alternative, to remain in possession for the balance of the term of the Encumbered Lease and any renewal or extension thereof that is enforceable by the lessee under applicable nonbankruptcy law.

            (b) Grantor covenants that it will not suffer or permit the termination of the Encumbered Lease by exercise of the Election or otherwise without the prior written consent of Beneficiary. Grantor acknowledges that since the Encumbered Lease is a primary part of the security for the Obligations secured hereby, it is not anticipated that Beneficiary would consent to termination of the Encumbered Lease in connection with any such election and Beneficiary shall not under any circumstances be obliged to give such consent.

            (c) In order to secure the covenant made in this Section 4.19 and as security for the Obligations, Grantor assigns the Election and all rights related thereto to Beneficiary. Grantor acknowledges and agrees that the foregoing assignment of the Election and related rights is one of the rights which Beneficiary may use at any time in order to protect and preserve the other rights and interests of Beneficiary under this Mortgage, since exercise of the Election in favor of terminating the Encumbered Lease would constitute waste hereunder.

            (d) Grantor acknowledges and agrees that the Election is in the nature of a remedy and is not a property interest which Grantor can separate from the Encumbered Lease. Therefore, Grantor agrees that exercise of the Election in favor of preserving the right to possession under the Encumbered Lease shall not be deemed to constitute a taking or sale of the Mortgaged Property by Beneficiary and shall not entitle Grantor to any credit against the Obligations secured by this Mortgage.

            (e) Grantor acknowledges and agrees that in the event the Election is exercised in favor of Grantor remaining in possession, Grantor's resulting rights under the Encumbered Lease, as adjusted by the effect of
      Section 365 of the Bankruptcy Code, shall then be part of the Mortgaged Property and shall be subject to the lien created by this Mortgage.

            (f) Beneficiary shall have the right to proceed in its own name or in the name of Grantor in respect of any claim, suit, action or proceeding relating to the rejection of the Encumbered Lease by the Lessor or any other party, including, without limitation, the right to file and prosecute under the Bankruptcy Code, without joining or the joinder of Grantor, any proofs of claim, complaints, motions, applications, notices and other documents. Any amounts received by Beneficiary as damages arising out of the rejection of the Encumbered Lease as aforesaid shall be applied first to all costs and expenses of Beneficiary (including, without limitation, attorneys' fees) incurred in connection with the exercise of any of its rights or remedies under this paragraph. Grantor acknowledges that the assignment of all claims and rights to the payment of damages from the rejection of the Encumbered Lease made under the granting clauses of this Mortgage constitutes a present irreversible and unconditional assignment and Grantor shall, at the request of Beneficiary, promptly make, execute, acknowledge and deliver, in form and substance satisfactory to Beneficiary, a UCC Financing Statement (Form UCC-1) and all such additional instruments, agreements and other documents, as may at any time hereafter be required by Beneficiary to carry out such assignment.

            (g) If pursuant to Subsection 365(h)(2) of the Bankruptcy Code, Grantor shall seek to offset against the rent reserved in the Encumbered Lease the amount of any damages caused by the nonperformance by the Lessor or any other party of any of their respective obligations under such Encumbered Lease after the rejection by the Lessor or such other party of such Encumbered Lease under the Bankruptcy Code, then Grantor shall, prior to effecting such offset, notify Beneficiary of its intent to do so, setting forth the amount proposed to be so offset and the basis therefor. Beneficiary shall have the right to object to all or any part of such offset that, in the reasonable judgment of Beneficiary, would constitute a breach of such Encumbered Lease, and in the event of such objection, Grantor shall not effect any offset of the amounts found objectionable by Beneficiary. Neither Bank's failure to object as aforesaid nor any objection relating to such offset shall constitute an approval of any such offset by Beneficiary.

            (h) If any action, proceeding, motion or notice shall be commenced or filed in respect of the Lessor under the Encumbered Lease or any other party or in respect of the Encumbered Lease in connection with any case under the Bankruptcy Code, then Beneficiary shall have the option, exercisable upon notice from Beneficiary to Grantor, to conduct and control any such litigation with counsel of Beneficiary's choice. Beneficiary may proceed in its own name or in the name of Grantor in connection with any such litigation, and Grantor agrees to execute any and all powers, authorizations, consents or other documents required by Beneficiary in connection therewith. Grantor shall, upon demand, pay to Beneficiary all costs and expenses (including attorneys' fees) paid or incurred by Beneficiary in connection with the prosecution or conduct of any such proceedings. Grantor shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Encumbered Lease in any such case under the Bankruptcy Code without the prior written consent of Beneficiary.

            (i) Grantor shall, after obtaining knowledge thereof, promptly notify Beneficiary of any filing by or against the Lessor or other party with an interest in the Land of a petition under the Bankruptcy Code. Grantor shall promptly deliver to Beneficiary, following receipt, copies of any and all notices, summonses, pleadings, applications and other documents received by Grantor in connection with any such petition and any proceedings relating thereto.

            (j) If there shall be filed by or against Grantor a petition under the Bankruptcy Code and Grantor, as lessee under the Encumbered Lease, shall determine to reject the Encumbered Lease pursuant to Section 365(a) of the Bankruptcy Code, then Grantor shall give Beneficiary not less than twenty (20) days' prior notice of the date on which Grantor shall apply to the Bankruptcy Court for authority to reject the Encumbered Lease. Beneficiary shall have the right, but not the obligation, to serve upon Grantor within such twenty (20) day period a notice stating that Beneficiary demands that Grantor assume and assign the Encumbered Lease to Beneficiary pursuant to Section 365 of the Bankruptcy Code. If Beneficiary shall serve upon Grantor the notice described in the preceding sentence, Grantor shall not seek to reject such Encumbered Lease and shall comply with the demand provided for in the preceding sentence. In addition, effective upon the entry of an order for relief with respect to Grantor under the Bankruptcy Code, Grantor hereby assigns and transfers to Beneficiary a non-exclusive right to apply to the Bankruptcy Court under subsection 365(d)(4) of the Bankruptcy Code for an order extending the period during which the Encumbered Lease may be rejected or assumed.

      4.20  [INTENTIONALLY DELETED]

      4.21 CHANGE OF NAME OR ADDRESS: Within 10 days following any change in Grantor's name or address (as specified in the Loan Documents), Grantor shall give written notice of such change to Beneficiary, and shall promptly execute (and acknowledge, as necessary) all documents and agreements reasonably required by Beneficiary or the Secured Creditors to confirm or maintain the security interests granted herein or in the other Loan Documents.

      4.22 ENVIRONMENTAL ASSESSMENT REPORTS: The Grantor agrees, upon reasonable request of the Beneficiary after an Event of Default has occurred and is continuing or if Beneficiary reasonably suspects that there exists a violation of any Environmental Law that could possibly result in a Material Adverse Effect or a release of Hazardous Materials that is not otherwise incompliance with any and all Environmental Laws with respect to the Mortgaged Property, to provide the Beneficiary (at the Grantor's expense) with a current environmental assessment report of the Mortgaged Property within a reasonable time after such request. Such assessment report shall focus on such suspected violation or release only, be in a form satisfactory to the Beneficiary and from an environmental engineer or consultant reasonably satisfactory to the Beneficiary. The results of any such assessment report shall be deemed confidential Information (as defined in Section 10.08 of the Credit Agreement) and shall be subject to the confidentiality provisions set forth in Section
10.08 of the Credit Agreement.

      4.23 RESPONSE TO ENVIRONMENTAL COMPLAINT: Grantor shall, within the time period permitted and to the extent required by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove, remedy or respond to (which may include without limitation the defense of any such enforcement action so long as such enforcement action is being contested in good faith by appropriate proceedings diligently conducted and a bona fide dispute exists with respect thereto) or cause to be removed, remedied or responded to, any violation of any Environmental Law or any release of any Hazardous Material or satisfy any liability for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

      4.24 INDEMNIFICATION: THE GRANTOR HEREBY AGREES THAT IT WILL REIMBURSE THE BENEFICIARY AND THE SECURED CREDITORS FOR, AND DEFEND, INDEMNIFY AND HOLD THE BENEFICIARY AND THE SECURED CREDITORS, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS HARMLESS FROM AND AGAINST, ANY AND ALL CLAIMS, COSTS, EXPENSES, LOSSES, PENALTIES, LIABILITIES AND DAMAGES (INCLUDING, WITHOUT LIMITATION, ASSESSMENT AND CLEANUP COSTS AND REASONABLE ATTORNEYS', CONSULTANTS' AND OTHER EXPERTS' FEES, EXPENSES AND DISBURSEMENTS) AND ALL JUDGMENTS, FINES AND PENALTIES INCURRED, ENTERED OR LEVIED AGAINST THE BENEFICIARY OR SECURED CREDITORS BY ANY GOVERNMENTAL AGENCY OR AUTHORITY ARISING DIRECTLY OR INDIRECTLY FROM, OR AS A RESULT OF OR IN CONNECTION WITH (A) THE USE OF THE MORTGAGED PROPERTY; (B) THE USE OF THE FACILITIES THEREON; (C) THE USE, GENERATION, STORAGE, TRANSPORTATION, TREATMENT, EMISSION, DISCHARGE, DISPOSAL, RELEASE OR HANDLING OF ANY HAZARDOUS MATERIALS AT, UPON OR FROM THE MORTGAGED PROPERTY; OR
(D) THE VIOLATION OR ALLEGED VIOLATION OF ANY ENVIRONMENTAL LAW BY GRANTOR OR ANY SUBSIDIARY; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNIFIED PARTY, BE AVAILABLE TO THE EXTENT THAT SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NON-APPEALABLE JUDGMENT TO HAVE RESULTED PRIMARILY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. THE GRANTOR'S OBLIGATIONS UNDER THIS
SECTION 4.24 SHALL SURVIVE THE REPAYMENT OF THE OBLIGATIONS AS DEFINED IN THE CREDIT AGREEMENT, CANCELLATION OF THE LETTERS OF CREDIT, THE OCCURRENCE OF THE FACILITY TERMINATION DATE, AND EXPIRATION OR TERMINATION OF THIS MORTGAGE OR ANY FORECLOSURE OR A DEED IN LIEU OF FORECLOSURE OF THIS MORTGAGE OR OTHER COLLATERAL SECURING THE OBLIGATIONS.

      4.25  [INTENTIONALLY DELETED]

      4.26 TRANSFER OF LICENSE: If Beneficiary acquires title to the Mortgaged Property, Grantor shall execute, deliver and file or use its best efforts to cause the tenant under the Lease of the Mortgaged Property to execute, deliver and file all documents and statements requested by Beneficiary to effect the transfer of the licenses and other governmental authorizations necessary for the continued use and operation of the Mortgaged Property, subject to any required approval of governmental regulatory authorities, and shall provide to Beneficiary all information and records required in connection therewith.

                                    ARTICLE V

                               NEGATIVE COVENANTS

      Grantor hereby covenants and agrees with Beneficiary that, until all of the Obligations shall have been fully paid, performed, satisfied and discharged, all of the Commitments shall have been terminated in whole, all of the Letters of Credit shall have been cancelled and returned to the L/C Issuer and the Facility Termination Date has occurred:

      5.1 RIGHTS OF REVERTER AND POWERS OF TERMINATION: With respect to any fee-owned Parcel of Mortgaged Property subject to a right of reverter or power of termination, and so long as such right or power is or may be enforceable,
Grantor:

            (a) will not take or omit to take any action or change the use of such Parcel or otherwise so as to enable the beneficiary of such right or power to enforce or obtain the benefit of such reversion or termination; and

            (b) will not file for or otherwise initiate any proceedings to abandon such Parcel.

                                   ARTICLE VI

                             DEFAULT AND FORECLOSURE

      6.1 REMEDIES: If an Event of Default shall have occurred, and all or any portion of the Obligations then remaining unpaid shall have been declared due and payable in accordance with the Loan Documents, then, without notice or demand, which are hereby expressly waived to the extent permitted under applicable law, the Beneficiary may exercise any or all of the following rights, remedies and recourses:

            (a) Entry Upon Mortgaged Property: To the extent permitted by applicable Legal Requirements, enter upon all or any part of the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto. If Grantor remains in possession of all or any part of the Mortgaged Property after an Event of Default and without Beneficiary's prior written consent thereto, Beneficiary may invoke any and all legal remedies to dispossess Grantor, including without limitation one or more actions for forcible entry and detainer, trespass to try title and writ of restitution. Nothing contained in the foregoing sentence shall, however, be construed to impose any greater obligation or any prerequisites to acquiring possession of the Mortgaged Property after an Event of Default than would have existed in the absence of such sentence.

            (b)   Operation of Mortgaged Property:

                  (i) To the extent permitted by applicable Legal Requirements, by itself or by the appointment of a receiver in accordance with applicable Legal Requirements, hold, lease, manage, operate or otherwise use or permit the use of all or any portion of the Mortgaged Property, either by itself or by other persons, firms or entities, in such manner, for such time and upon such other terms as Beneficiary may deem to be prudent and reasonable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as Beneficiary shall reasonably deem necessary or desirable), and apply all Rents and other amounts collected by Beneficiary in connection therewith in accordance with the provisions of Section 6.6 below.

                  (ii) To the extent permitted by applicable Legal Requirements, as attorney-in-fact or agent of the Grantor, or in its own name as Beneficiary or by the appointment of a receiver in accordance with applicable Legal Requirements and under the powers herein granted, hold, operate, manage, and control all or any portion of the Mortgaged Property and conduct the business, if any, thereof, either personally or by its agents, and to exercise the powers described in Section 8.3 hereof. Such remedies may be exercised cumulatively and concurrently, and in this respect Beneficiary shall be entitled to avail itself of the benefits and rights stated in Section 6.3 below.

            (c) Foreclosure: Institute a proceeding, judicial or otherwise, for the complete foreclosure of this Mortgage to the fullest extent permitted by law; or (ii) institute a proceeding or proceedings, judicial or otherwise, for the partial foreclosure of this Mortgage, as permitted by applicable Legal Requirements for the portion of the Obligations then due and payable, with this Mortgage then continuing unimpaired and without loss of priority so as to secure the balance of the Obligations.

            (d)   Special State Provisions:

                  (i) Pennsylvania. To the extent the applicable portion of the Mortgaged Property is situated in the Commonwealth of Pennsylvania, the following provisions shall apply. In addition to all other rights and remedies hereunder:

                        (A) Beneficiary may (1) institute and maintain an action of mortgage foreclosure against any or all of the Mortgaged Property, (2) institute and maintain an action on the Loan Documents, (3) sell any of the Mortgaged Property, or
                  (4) take such other action at law or in equity for the enforcement of any Loan Document as the law may allow. Beneficiary may proceed in any such action to final judgment and execution thereon for (1) all sums due herein or under any Loan Document, together with interest on such sums as provided herein, all costs of suit and reasonable attorneys' fees, or, at Beneficiary's option (2) all amounts due under the Loan Documents without acceleration, together with interest as provided herein, all costs of suit and reasonable attorneys' fees. Interest at the Default Rate shall be due on any judgment obtained by Beneficiary from the date of judgment until actual payment is made of the full amount of the judgment by the Sheriff or otherwise.

                        (B) Beneficiary may, without releasing Grantor from any obligation under any Loan Document or under any Lease, or any Encumbered Lease or waiving any Event of Default: (i) collect (or, continue to collect) any or all of the Rents, including any Rents past due and unpaid, (ii) perform any obligation or exercise any right or remedy of Grantor under any Lease or Encumbered Lease, or (iii) enforce any obligation of any tenant of any of the Mortgaged Property. Beneficiary shall not be obligated to do any of the foregoing, even if Beneficiary may have performed any obligation or exercised any remedy of landlord or have enforced any obligation of a tenant. Beneficiary may exercise any right under this paragraph whether or not Beneficiary shall have entered into possession of any of the Mortgaged Property; and nothing herein contained shall be construed as constituting Beneficiary a "mortgagee in possession," unless Beneficiary shall have entered into and shall remain in actual possession of the Mortgaged Property. Grantor hereby authorizes and instructs each and every present and future tenant of any of the Mortgaged Property to perform all obligations (in addition to the payment of Rents) of that tenant for the direct benefit of Beneficiary, as if Beneficiary were the landlord under the Lease with that tenant, immediately upon receipt of a demand by Beneficiary to perform such obligations. No tenant shall have any responsibility to ascertain whether such demand is permitted hereunder or whether an Event of Default shall have occurred; Grantor hereby waives any right, claim or demand it may now or hereafter have against any such tenant by reason of such performance of obligations for the benefit of Beneficiary; and any such performance for the benefit of Beneficiary shall discharge the obligations of the tenant to make such performance for the benefit of Grantor. Grantor shall indemnify Beneficiary and hold Beneficiary harmless from any and all liability under any Lease and/or Encumbered Lease and from any and all claims and demands which may be asserted against Beneficiary by reason of any alleged obligations to perform any provision of any Lease or Encumbered Lease.

                        (C) Beneficiary may, without releasing Grantor from any obligation under any Loan Document or under any Lease or Encumbered Lease or waiving any Event of Default, enter upon and take possession of any of the Mortgaged Property, with or without legal action and by force if necessary, or have a receiver appointed without proof of depreciation or inadequacy of the value of the Mortgaged Property or other security, proof of the insolvency of Grantor or proof of fraud or waste. Beneficiary or said receiver may manage and operate any of the Mortgaged Property;

                  make, cancel, enforce or modify Leases, Encumbered Lease or any other contract relating to the operation or management of any of the Mortgaged Property; obtain and evict tenants; establish or change the amount of any Rents; make additions, repairs, improvements and/or alterations to any of the Mortgaged Property; and perform any other acts which Beneficiary deems proper to protect the security of this Mortgage. Any Lease, Encumbered Lease or other contract made by Beneficiary shall survive the cure of any Event of Default or payment of the Obligations, except to the extent that such Lease, Encumbered Lease or contract provides otherwise. Beneficiary may apply the Rents received by Beneficiary to the payment of any or all of the following, in such order and amounts as Beneficiary, in its sole discretion, may elect: all actual costs and expenses, whenever and by whomever incurred, of operation, alteration and management of the Mortgaged Property and of collection of the Rents (including reasonable attorneys' fees, administration expenses, management fees and brokers' commissions), liens on any of the Mortgaged Property, Impositions, claims, insurance premiums, other carrying charges, invoices of persons who have supplied goods or services to or for the benefit of any of the Mortgaged Property, costs and expenses of maintenance, repair, restoration, alteration or improvement of any of the Mortgaged Property, or the Obligations. Beneficiary may, in its sole discretion, determine the method by which, and extent to which, the Rents will be collected and obligations of tenants and other contract parties enforced; and Beneficiary may waive or fail to enforce any right or remedy of the landlord under a Lease or of Grantor or Beneficiary under any other contract. Beneficiary shall not be accountable for any Rents or other sums it does not actually receive. Grantor hereby appoints Beneficiary as its attorney-in-fact to perform all acts which Grantor is required or permitted to perform under any and all Leases and the Encumbered Lease.

                        (D) Beneficiary may disaffirm and cancel any Lease which is subordinate to this Mortgage at any time before the expiration of sixty days after Beneficiary acquires the legal title to the Mortgaged Property by any transfer pursuant to the exercise of a remedy hereunder or otherwise, even though Beneficiary shall have enforced such Lease, collected Rents thereunder or taken any action that might be deemed by law to constitute an affirmance of the Lease. Such disaffirmance shall be made by notice addressed to the tenant at the Mortgaged Property or, at Beneficiary's option, such other address of the tenant as may be provided in that tenant's Lease.

                        (E) Beneficiary may take possession of any of the Mortgaged Property and may sell such property pursuant to the provisions of the applicable Uniform Commercial Code and exercise such other rights and remedies with respect to such property as may be provided to a secured party by said Code. Grantor shall, if Beneficiary so requests, assemble any such property and make it available to Beneficiary at a place or places designated by Beneficiary.

            (e) Sale: To the extent permitted by applicable Legal Requirements, sell or offer for sale the Mortgaged Property, in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of same, to the highest bidder for cash in lawful money of the United States at public auction in accordance with applicable Legal Requirements, or the UCC, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien and security interest on the remaining portion of the Mortgaged Property. Beneficiary may postpone any sale by public announcement at the time and place noticed for the sale. If the Mortgaged Property consists of several lots, Parcels or items of property, Beneficiary may, in its sole discretion and to the extent permitted by applicable law: (i) designate the order in which such lots, parcels or items shall be offered for sale or sales, or (ii) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales or in any other manner Beneficiary deems in its best interest. Should Beneficiary desire that more than one sale or other disposition of the Mortgaged Property or any portion thereof be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Beneficiary may deem to be in its best interests, no such sale shall terminate or otherwise affect the lien and security interest of this Mortgage on any part of the Mortgaged Property not sold until all the Obligations have been fully satisfied and all Commitments of the Lenders under the Credit Agreement have been fully terminated and all Letters of Credit issued under the Credit Agreement shall have been canceled and returned to the L/C Issuer, and the Facility Termination Date has occurred. Grantor shall pay the Expenses of any sale of the Mortgaged Property, whether one or more, and of any judicial proceedings wherein the same may be made, including reasonable compensation to Beneficiary, its agents and counsel, and shall pay all expenses, liabilities and advances actually made or incurred by Beneficiary in connection with such sale or sales, together with interest on all such advances made by Beneficiary at the Default Rate. Upon any sale hereunder, Beneficiary shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession; and the recitals in any such deed or deeds of facts, such as default, the giving of notice of default and notice of sale, and other facts affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the truth of such facts; and any such deed or deeds shall be conclusive against all persons as to such facts recited therein.

            (f) Trustee or Receiver: Prior to, upon or at any time after, commencement of foreclosure of the lien, security title and security interest provided for herein or any legal proceedings pursuant hereto, make application to a court of competent jurisdiction for appointment of a receiver of the Mortgaged Property. Such application may be made as a matter of strict right and without notice to Grantor (unless notice is required by applicable Legal Requirements and such right of notice may not be waived) or regard to the adequacy of the Mortgaged Property or insolvency of the Grantor or any person who may be legally or equitably liable to pay the Obligations and without giving bond to Grantor (unless bond is required by applicable Legal Requirements and such right of bond may not be waived), and Grantor does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property all upon such terms as may be approved by the court, and shall apply the Rents in accordance with the provisions of this Mortgage.

            (g) Separate Sales: To the extent permitted by applicable Legal Requirements, the Mortgaged Property may be sold in one or more Parcels and in such manner and order as Beneficiary, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

            (h) Other: Exercise any and all other rights, remedies and recourses granted under the Loan Documents or now or hereafter existing in equity or at law, by virtue of statute or otherwise, including, without limitation, the right to bring an action in any court of competent jurisdiction to foreclose this instrument as a realty mortgage or enforce any of the terms hereof.

            (i) Remedies Cumulative, Concurrent and Nonexclusive: Beneficiary shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including specifically those granted by the UCC in effect and applicable to the Mortgaged Property) and, except as limited by applicable Legal Requirements, the same (a) shall be cumulative and concurrent; (b) may be pursued separately, successively or concurrently against Grantor or against all or any portion of the Mortgaged Property, at the sole discretion of Beneficiary; (c) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (d) are intended to be, and shall be nonexclusive.

            (j) Collection of Costs and Expenses: The Beneficiary shall be entitled to receive all costs and expenses of the sale or repossession of the Mortgaged Property actually incurred, including the reasonable attorneys' fees or receivers reasonable fee or commission, if any, title and abstracting charges, reasonable attorneys' fees and a reasonable auctioneer's fees, and all other costs and expenses incurred in exercising its remedies hereunder.

      6.2 NO CONDITIONS PRECEDENT TO EXERCISE OF REMEDIES: The Grantor shall not be relieved of any obligation it has under the Loan Documents by reason of
(i) the release, regardless of consideration, of any of the Mortgaged Property or any other collateral held pursuant to the Loan Documents or the addition of any other property to the Mortgaged Property or any other such collateral; (ii) any agreement or stipulation between any subsequent owner of all or any portion of the Mortgaged Property and Beneficiary extending, renewing, rearranging or in any other way modifying the terms of the Loan Documents without first having obtained the consent of, given notice to or paid any consideration to the Grantor, and in such event the Grantor shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by Beneficiary; or (iii) any other acts or occurrence, save and except the full payment and performance of all of the

Obligations, and the termination of the Commitments of the Lenders under the Credit Agreement and the cancellation and return to the L/C Issuer of all Letters of Credit issued under the Credit Agreement and the occurrence of the Facility Termination Date.

      6.3 RELEASE OF AND RESORT TO COLLATERAL: To the fullest extent permitted by law, Beneficiary may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Obligations, to the fullest extent permitted by applicable Legal Requirements, Beneficiary may resort to any other security therefor held by Beneficiary in such order and manner as Beneficiary may elect, and such resort may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both.

      6.4 WAIVERS: To the fullest extent permitted by applicable Legal Requirements, Grantor hereby irrevocably and unconditionally WAIVES and RELEASES
(a) all benefits that might accrue to Grantor by virtue of any present or future law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, homestead exemption, stay of execution, exemption from civil process, redemption or extension of time for payment; (b) except as otherwise provided in the Loan Documents, all notices of any demand, presentment, Event of Default, intent to accelerate or acceleration or the election by Beneficiary to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents; (c) any right to a marshalling of assets or a sale in inverse order of alienation; and (d) any restrictions or conditions upon the exercise by the Beneficiary of the remedies set forth in Section 6.1.

      6.5 DISCONTINUANCE OF PROCEEDINGS: To the extent permitted by applicable Legal Requirements, in case Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Beneficiary shall have the unqualified right so to do and, in such an event, the Grantor and Beneficiary shall be restored to their former positions with respect to the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if same had never been invoked.

      6.6   APPLICATION OF PROCEEDS:

            (a) To the extent permitted by applicable Legal Requirements, all proceeds received from the sale or other dispositions of the Mortgaged Property, including but not limited to, the Rents and other income generated by the holding, leasing, operating or other use of the Mortgaged Property, pursuant to Article 6 of this Mortgage shall be applied by the Beneficiary (or the receiver, if one is appointed), as applicable, to the extent that funds are so available therefrom, in accordance with the following priorities:

            First: to the costs and expenses of the sale or possession of the Mortgaged Property actually incurred, including the receiver's reasonable fee or commission, if any, title and abstracting charges, reasonable attorneys' fees and a reasonable auctioneer's fee if such expense has been incurred;

            Second: to the satisfaction of the Obligations;

            Third: to the payment to whomsoever shall be entitled thereto under applicable Legal Requirements, if the person who made the sale knows who is entitled thereto. Otherwise, the surplus shall be paid to the clerk of the superior, district or circuit court (or other court having jurisdiction) of the county where the sale was had.

            (b) If the Beneficiary shall be ordered, in connection with any bankruptcy, insolvency or reorganization of the Grantor to restore or repay to or for the account of the Grantor or any of their creditors any amount theretofore received under this Section 6.6, the amount for such restoration or repayment shall be deemed to be an Obligation so as to place the Beneficiary in the position they would have been in had such amount never been received by any party hereto.

      6.7 COOPERATION: If an Event of Default shall occur, Grantor will use its best efforts to cooperate with Beneficiary and promptly do all things reasonably required of it toward obtaining all necessary authority and permission from any governmental authority or otherwise to accomplish any disposition, abandonment or change in use of the Mortgaged Property (or any portion thereof) as Beneficiary may request in connection with the exercise of its rights and powers hereunder and under the other Loan Documents.

                                   ARTICLE VII

                                  CONDEMNATION

      7.1 GENERAL: Promptly following the date on which an executive officer of Grantor obtains knowledge of the institution or the threatened institution of any proceeding for the condemnation of all or any portion of the Mortgaged Property, Grantor shall notify Beneficiary of such fact. Grantor shall then, unless Beneficiary waives this requirement, file or defend its claim in respect of such proceeding and prosecute same with due diligence to its final disposition. Grantor may be the nominal party in such proceeding but Beneficiary shall be entitled to participate in same and to be represented therein by counsel of its own choice, and Grantor will deliver or cause to be delivered to Beneficiary such instruments as may be reasonably requested by it from time to time to permit such participation. All proceeds received from any such condemnation proceeding shall be paid to Beneficiary and applied to reduce the outstanding balance of the Obligations.

      7.2 REBUILDING, RESTORATION AND REPAIR: In the event (a) no Default or Event of Default shall have occurred and be continuing, (b) only a portion of the Mortgaged Property is taken, (c) Grantor elects to rebuild, restore or repair the remaining portion of the Mortgaged Property, (d) there are sufficient proceeds or other amounts available to Grantor to fully pay for the rebuilding, restoration or repair of the Mortgaged Property, (e) neither the Grantor nor Lessor has elected to terminate the Encumbered Lease, if any, and confirmation of the same has been delivered to Beneficiary, (f) the Grantor presents sufficient evidence to the Beneficiary that the Mortgaged Property will be restored to an architectural whole prior to the earliest to occur of the Revolving Credit Maturity Date, the Term Loan A Maturity Date, the Term Loan B Maturity Date or the Term Loan C Maturity Date and (g) the Beneficiary will not incur any liability to any other person as a result of such use or release of proceeds, then Grantor will so certify to Beneficiary, and will certify that it will and shall continue diligently to completion to restore, repair, replace and rebuild such Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such condemnation with such alterations, modifications and/or betterments reasonably deemed necessary or desirable by Grantor in its business judgment. Grantor shall thereafter commence the rebuilding, restoration or repair within sixty (60) days after the date of the disbursement of the award or settlement, and complete same to the satisfaction of the Beneficiary within a reasonable time thereafter. Upon completion of such rebuilding, restoration and repair in accordance with the preceding provisions, Grantor may apply such amount or settlement to the costs of such rebuilding, restoration or repair. If
(i) there is a total condemnation of the Mortgaged Property, or (ii) if Grantor elects not to rebuild, restore or repair as specified above, or (iii) the requirements set forth above for rebuilding, restoration or repair after a partial condemnation are not met to Beneficiary's satisfaction, then Grantor shall pay to Beneficiary such award or settlement to be applied to reduce the outstanding balance of the Obligations or if such award or settlement constituted proceeds of casualty insurance, in accordance with Section 2.06(d) of the Credit Agreement. At all times during which an Event of Default shall have occurred and be continuing, Beneficiary shall be entitled to receive direct and immediate payment of the proceeds of such condemnation and Grantor shall take all action as the Beneficiary may reasonably request to accomplish such payment, and in the event Grantor shall receive any such proceeds during the occurrence and continuance of an Event of Default, Grantor shall immediately deliver the proceeds to Beneficiary for the benefit of the Secured Creditors and pending such delivery shall hold such proceeds in trust for the benefit of the Secured Creditors and keep the same segregated from its other funds.

                                  ARTICLE VIII

              SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS

      8.1 ASSIGNMENT: Subject to the terms and conditions hereinafter set forth, Grantor as debtor does hereby irrevocably transfer, assign and deliver unto Beneficiary as secured party for its benefit and the ratable benefit of the Secured Creditors, as security for the payment and performance of the Obligations, and grant a security interest in, all of the right, title and interest of Grantor in and to all of the following (collectively, the "Collateral"):

            (a)   The Encumbered Leases and the Election;
            (b)   The Leases;
            (c)   The Rents;
            (d)   The Fixtures; and
            (e)   The Personalty.

      This assignment of rentals and any other assignments required by the provisions hereof shall terminate and become null and void upon release of this Mortgage.

      The Grantor shall execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such financing statements and such further assurances as required by applicable law or as Beneficiary may, from time to time, consider reasonably necessary to create, perfect and preserve Beneficiary's security interest herein granted, and Grantor will (or Beneficiary at its option may) cause such statements and assurances to be recorded and filed at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Grantor authorizes Beneficiary to file one or more financing statements, without the signature of Grantor, covering the Collateral.

      Beneficiary shall have, and Grantor grants to Beneficiary, all the rights, remedies and recourses with respect to the Personalty, Fixtures, Leases and Rents afforded a secured party by the aforesaid UCC in addition to, and not in limitation of, the other rights, remedies and recourses afforded by the Loan Documents and at law.

      This Mortgage shall be effective as a Financing Statement filed as a fixture filing from the date of its filing for record covering the Fixtures and Personalty and is to be filed for record in the real estate records of each county where any part of the Mortgaged Property (including Fixtures) is situated. The record owner of the real property described in Exhibit A is Grantor. The addresses of Grantor, as Debtor, and Beneficiary, as Secured Party, are as set forth herein. The above described goods are or are to become fixtures related to the Land and Improvements of which the Grantor is record title owner or lessee. This Mortgage shall also be effective as a financing statement covering the Collateral and may be filed in any other appropriate filing or recording office.

      This instrument covers goods that are or are to become fixtures on the Land described herein. This instrument shall be deemed to be a fixture filing and financing statement and for such purpose the following information is set forth:

            (1)   Name and Address of Debtor: as set forth on page 2 hereof.

            (2) Name and Address of Secured Party: as set forth on page 2 hereof.

            (3) The mailing address of the Grantor/Debtor is the address of Grantor set forth on page 2 hereof.

            (4) The address of the Beneficiary/Secured Party from which information concerning the security interest hereunder is set forth on page 2 hereof.

            (5) Description of the types (or items) of property covered by this financing statement: as set forth in Section 1.1 and this
                  Section 8.1.

            (6) Description of real estate to which collateral is attached or upon which it is located: as set forth on Exhibit "A".

            (7) A carbon, photographic or other reproduction of this Mortgage or of any financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to herein. Grantor is an organization that is a corporation organized under the laws of the State of Ohio. Grantor's organization identification number is 3817.

      8.2 COLLECTION OF RENTS: Grantor absolutely and irrevocably assigns to Beneficiary, with or without taking possession of the Land or the Buildings, the Rents, and hereby authorizes and empowers Beneficiary to collect the Rents as the same shall become due, and does hereby irrevocably direct each and all of the lessees, sublessees, licensees, or other occupants of the Mortgaged Property to pay to Beneficiary, upon demand by Beneficiary, the Rents. The foregoing assignment shall not impose upon Beneficiary any duty to produce Rents from the Mortgaged Property, and shall not cause Beneficiary to be a "mortgagee-in-possession" for any purpose.

      8.3 BENEFICIARY'S POWERS OF ATTORNEY: Grantor does hereby irrevocably constitute and appoint Beneficiary, while this Mortgage remains in force and effect, its true and lawful attorney-in-fact, coupled with an interest and with full power of substitution, delegation and revocation, for Grantor and in its name, place and stead, to enter and take possession of the Mortgaged Property after an Event of Default by actual physical possession without the commencement of any action to foreclose this Mortgage or to exercise any power of sale Beneficiary may have hereunder and to do and perform any or all of the following actions, as fully as Grantor could do if personally present, hereby ratifying and confirming all that Beneficiary, as attorney or its substitute, shall lawfully do or cause to be done by virtue hereof:

            (a) to enter into subordination and non-disturbance agreements with respect to any Leases or with any of the tenants or lessees under any of the Leases;

            (b) to demand, collect, sue for, attach, levy, recover, receive, compromise and adjust, and make, execute and deliver receipts, releases, discharges or other instruments for all Rents, issues, and other amounts that may hereafter become due, owing or payable with respect to the Mortgaged Property or any part thereof from any present or future tenants, lessees, sublessees, licensees or other occupants thereof;

            (c) to institute, prosecute to completion, or compromise and settle, all summary proceedings, actions for rent or for removing any and all tenants, lessees, sublessees, licensees or other occupants of the Mortgaged Property or any part or parts thereof;

            (d) to enforce or enjoin or restrain the violation of any of the terms, provisions and conditions of any of the Leases;

            (e) to pay, from and out of any Rents and issues collected in respect of the Mortgaged Property or any part thereof, or from or out of any other funds, any taxes, assessments, water rates, sewer rates, or other government charges levied, assessed, or imposed against the Mortgaged Property, or any portion thereof, and also any and all other charges, costs and expenses which it may be reasonably necessary or advisable for Beneficiary to pay in the management or operation of the Mortgaged Property, including commissions for renting the Mortgaged Property or any portion thereof, management and consulting fees, and legal expenses incurred in enforcing claims, drafting and negotiating documents or for any other services that may be required;

            (f) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Personalty;

            (g) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper, in connection with subsection
      (f) above;

            (h) to file any claims or take any action or institute any proceedings which the Beneficiary may deem necessary or desirable for the collection of any of the Personalty or otherwise to enforce the rights of the Beneficiary with respect to any of the Personalty, including without limitation the execution, delivery and filing of financing statements, continuation statements, affidavits or other security instruments and agreements necessary to perfect, confirm and continue in effect the lien of this Mortgage with respect to the Leases, the Rents, the Fixtures and the Personalty; and

            (i) to generally do, execute, and perform any other act, deed, matter or thing whatsoever that ought to be done, executed and performed in and about or with respect to the Mortgaged Property, the Leases and the Personalty, as fully as Grantor might do; provided, however, that this Assignment shall not operate to place upon Beneficiary any responsibility or obligation to take any of the above actions or any action whatsoever with respect to the operation, control, care, management or repair of the Mortgaged Property, and that any action taken or failure or refusal to act by Beneficiary under this Mortgage shall be at Beneficiary's election and without any liability on its part.

      8.4 GRANTOR REMAINS LIABLE: Anything herein to the contrary notwithstanding:

            (a) Grantor shall remain liable under the Leases to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Mortgage had not been executed;

            (b) the exercise by the Beneficiary of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under any of the Leases; and

            (c) the Beneficiary shall not have any obligation or liability under any of the Leases to any person or entity under this Mortgage nor shall the Beneficiary be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claims thereunder.

      8.5 GRANTOR'S REPRESENTATIONS AND WARRANTIES: Grantor represents and warrants that:

            (a) No Rents, nor any part thereof becoming due subsequent to the date hereof, have been collected with respect to the Leases (excepting an amount not exceeding one month's installment under the Leases), nor has payment of any of the same been anticipated, waived, released, discounted or otherwise discharged or compromised;

            (b) This Mortgage creates a valid security interest in the Personalty as security for the payment and performance of the Obligations. Upon the filing of financing statements (the "Financing Statement") under the UCC naming the Grantor as debtor and the Beneficiary as secured party and covering the Personalty, such security interests shall be perfected under the UCC and such security interests are not subject to any prior lien, or to any agreement purporting to grant to any Person, other than the Beneficiary, a security interest in any of the Personalty, in each case other than with respect to the Permitted Encumbrances. No further filings, recordings or other actions are necessary to perfect or maintain the priority of such security interests other than the filing of UCC continuation statements on or prior to the date required by applicable Legal Requirements. The Financing Statements are in appropriate form and have been duly filed pursuant to the UCC;

            (c) The chief place of business and chief executive office of the Grantor are located at the address first specified above for the Grantor;

            (d) Each of the Leases, as amended to the date of execution and delivery hereof has been duly authorized, executed and delivered by Grantor (and to Grantor's knowledge all other parties thereto) and is in full force and effect and binding upon and enforceable against Grantor and, to Grantor's knowledge, against the other parties thereto, in accordance with its terms. No event has occurred and is continuing, or will occur as a result of the performance of this Mortgage, that constitutes or would constitute any material event of default under any of the Leases or would constitute such an event of default but for the requirement that notice be given or time lapse or both.

      8.6 GRANTOR'S COVENANTS: Grantor covenants and agrees with respect to the Leases that:

            (a) It will perform and observe each of its material obligations under the terms of the Leases now or hereafter in effect (except when the amount or validity of such obligations is being contested in good faith) and use commercially reasonable efforts to cause the other parties thereto to comply with their obligations thereunder;

            (b) It will, upon the reasonable written request by Beneficiary, while this Assignment remains in force and effect, serve written notices of this Assignment upon any lessor or lessee, sublessee, licensee, or other occupant of any portion of the Mortgaged Property or include among the written provisions of any instrument hereafter creating any such lease, sublease, license, or right of occupancy specific reference to this Assignment, and make, execute and deliver all such powers of attorney or instrument of pledge or assignment, and such other instrument or documents as Beneficiary may reasonably request at any time for the purpose of securing its rights hereunder;

            (c) It will furnish to Beneficiary, promptly following demand, true copies of all Leases hereafter executed and true copies of each agreement or letter effecting the renewal, amendment or modification of any Lease; and in each case after request by the Beneficiary, furnish to the Beneficiary promptly following receipt thereof copies of all notices, requests and other documents received by the Grantor under or pursuant to the Leases during the term of each of the Leases and from time to time (A) furnish to Beneficiary such information and reports regarding the Leases as the Beneficiary may reasonably request, and (B) promptly following request of the Beneficiary make such demands and requests for information or action upon such person, firm, corporation, or other entity as the Grantor is entitled to make under the Leases;

            (d) It will cause the security interest in the Personalty to remain a continuously perfected, first priority security interest free and clear of any liens (other than the Beneficiary's lien hereunder and the Permitted Encumbrances), and from time to time, at its own expense, the Grantor will promptly execute and deliver all further instruments and documents and take all further action, that may be necessary or desirable, or that the Beneficiary may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Beneficiary to otherwise enforce its rights and remedies hereunder with respect to the Personalty. Without limiting the generality of the foregoing or of Section 4.3 hereof, the Grantor will: (i) at the request of the Beneficiary, mark conspicuously any item of chattel paper relating to or evidencing the Personalty with a legend, in form and substance satisfactory to the Beneficiary, indicating that the Personalty is subject to the security interest granted hereby, (ii) execute and file such financing or continuation statements, or amendments thereto, and such other collateral assignments, security agreements, instruments or notices, as may be necessary or desirable, or as the Beneficiary may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby, and (iii) defend the title to the Personalty and the Beneficiary's lien thereon and security interest therein against the claim of any person, firm, corporation, or other entity claiming against or through Grantor and will maintain and preserve such lien and security interest so long as this Mortgage shall remain in effect;

            (e) It authorizes the Beneficiary to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Personalty without the signature of the Grantor where permitted by law; and

            (f) It will furnish to the Beneficiary from time to time statements and schedules further identifying and describing the Personalty and such other reports in connection with the Personalty as the Beneficiary may reasonably request, all in reasonable detail.

      8.7 EFFECT OF RELEASE OF MORTGAGED PROPERTY: The Grantor hereby consents to, and hereby agrees that the rights of the Beneficiary and the security interests hereunder, and the obligations of the Grantor hereunder, to the fullest extent permitted by applicable Legal Requirements, shall not be affected by any and all releases of any of the Mortgaged Property from the liens or security interests created by this Mortgage or otherwise, whether for purposes of sales or other dispositions of assets or for some other purpose, except to the extent expressly provided herein, by any agreement extending the time or otherwise altering the terms of payment of all or any part of the indebtedness secured hereby, or subordinating, modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof, each such agreement to be in writing to be binding and effective, by exercising or refraining from exercising or waiving any right Beneficiary may have hereunder, or by accepting additional security of any kind or additional parties to the Obligations secured hereby or instruments creating or evidencing such.

      8.8   HOLD HARMLESS: WITHOUT LIMITATION OF THE INDEMNITY SET FORTH IN
SECTION 10.15, GRANTOR HEREBY AGREES TO INDEMNIFY AND HOLD THE BENEFICIARY AND THE SECURED CREDITORS HARMLESS (A)

AGAINST AND FROM ANY AND ALL LIABILITY, LOSS, DAMAGE AND EXPENSE, INCLUDING REASONABLE ATTORNEYS' FEES, WHICH IT MAY OR SHALL INCUR UNDER OR IN CONNECTION WITH THE EXERCISE BY BENEFICIARY OF ITS RIGHTS HEREUNDER IN RESPECT OF ANY OF THE LEASES, OR BY REASON OF ANY ACTION TAKEN OR EXPENSES PAID OR INCURRED BY BENEFICIARY UNDER AND IN ACCORDANCE WITH THE TERMS OF THIS MORTGAGE, AND (B) AGAINST AND FROM ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST GRANTOR BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKING ON ITS PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS AND CONDITIONS CONTAINED IN ANY OF THE LEASES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNIFIED PARTY, BE AVAILABLE TO THE EXTENT THAT SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NON-APPEALABLE JUDGMENT TO HAVE RESULTED PRIMARILY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. SHOULD BENEFICIARY PAY OR INCUR ANY SUCH LIABILITY, LOSS, DAMAGE OR EXPENSE, THE AMOUNT THEREOF, TOGETHER WITH INTEREST THEREON FROM THE DATE OF SUCH PAYMENT AT THE DEFAULT RATE, SHALL BE PAYABLE BY GRANTOR TO BENEFICIARY IMMEDIATELY UPON DEMAND THEREFOR; AND UNTIL SO PAID BY GRANTOR, ALL SUMS SO EXPENDED BY BENEFICIARY, AND INTEREST THEREON, SHALL BE ADDED TO THE OBLIGATIONS AND SECURED BY THE LIEN AND LEGAL OPERATION AND EFFECT OF THIS MORTGAGE. AT ITS OPTION, BENEFICIARY MAY REIMBURSE ITSELF THEREFOR OUT OF ANY RENTS WHICH IT HAS COLLECTED OR MAY COLLECT.

                                   ARTICLE IX

                             INDIVIDUAL BENEFICIARY

      9.1   INDIVIDUAL BENEFICIARY:

            (a) Individual Beneficiary has been designated as co-Beneficiary hereunder so that if the State is a state in which, under any present or future law, Beneficiary may be deemed to be incompetent or unqualified to enforce its rights for itself and as agent for the Secured Creditors because it is deemed to be acting as trustee for the Secured Creditors under State law, then all the acts required to be performed in such jurisdiction, in the enforcement of Beneficiary's rights hereunder, shall and will be performed by Individual Beneficiary, acting alone. Therefore, notwithstanding any other term or provision hereof or in any Loan Document to the contrary, Beneficiary alone shall have and exercise the rights and powers granted herein and in each of the Loan Documents and shall be charged with the performance of the duties herein and therein declared on the part of Beneficiary to be had and exercised or to be performed; provided, however, that if Beneficiary deems it necessary or desirable for Individual Beneficiary to act in a State, Individual Beneficiary shall have and exercise the rights and powers granted herein and therein and shall be charged with the performance of the duties herein and therein declared on the part of Beneficiary to be had and exercised or to be performed, but only in such particular jurisdiction. The foregoing shall not relieve Beneficiary from any liability or obligation of Beneficiary to any party under the Loan Documents.

            (b) Individual Beneficiary may execute and deliver, on behalf of Beneficiary, any writing, document or instrument which Beneficiary directs Individual Beneficiary to execute and deliver, including, without limitation, any writing, document or instrument of a purely ministerial nature.

            (c) No action taken under this Section shall release Beneficiary from its obligations hereunder or under the Loan Documents.

            (d) The authority granted Individual Beneficiary hereby shall not give Individual Beneficiary any rights under any of the Loan Documents, except as expressly set forth in this Section 9.1.

                                    ARTICLE X

                                  MISCELLANEOUS

      10.1 PERFORMANCE AT GRANTOR'S EXPENSE: The cost and expense of performing or complying with any and all of the Obligations shall be borne solely by Grantor, and no portion of such cost and expense shall be, in any way or to any extent, credited against any installment on or portion of the Secured Indebtedness which may be payable by Grantor pursuant to the Loan Documents.

      10.2 SURVIVAL OF OBLIGATIONS: Each and all of the Obligations shall survive the execution and delivery of the Loan Documents and the consummation of the loans called for therein and shall continue in full force and effect with respect to Grantor until the Obligations shall have been paid, performed and satisfied in full, and all of the Commitments have been terminated and all of the Letters of Credit shall have been canceled and returned to the L/C Issuer and the Facility Termination Date shall have occurred.

      10.3 FURTHER ASSURANCES: Grantor, upon the request of Beneficiary, will execute, acknowledge, and record and/or file such further instruments and do such further acts as may be reasonably necessary, desirable or proper to carry out more effectively the purpose of the Loan Documents and to subject to the liens and security interests thereof any property intended by the terms thereof to be covered thereby, including specifically but without limitation, any renewals, additions, substitutions, replacements, betterments or appurtenances to the then Mortgaged Property.

      10.4 RECORDING AND FILING: Grantor will cause this Mortgage and all amendments and supplements thereto and supplements therefor to be recorded, filed, re-recorded and refiled in such manner and in such places as required by applicable law or as Beneficiary shall reasonably request, and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

      10.5 NOTICES: Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day delivered by hand or by commercial courier service to such party (against receipt therefor) (provided that if such day is not a Business Day, such date of delivery or receipt shall be deemed to be the next following Business Day), (ii) on the day of receipt (provided that if such day is not a Business Day, such date of delivery or receipt shall be deemed to be the next following Business Day) by telefacsimile (where the receipt of such message is verified by telephone), or
(iii) on the fifth Business Day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

            (a)   if to the Grantor:

                  Block Communications, Inc.
                  541 N. Superior Street
                  Toledo, Ohio  43660
                  Attention: Gary Blair
                  Telephone: (419)-724-6256
                  Telefacsimile: (419)-723-6167

                  with a copy to:

                  Fritz Byers, Esq.
                  824 Spitzer Building
                  Toledo, Ohio 43604
                  Telephone: (419) 241-8013
                  Telefacsimile: (419) 241-4215

            (b)   if to the Beneficiary:

                  Bank of America, N.A.
                  901 Main Street, 14th Floor
                  TX1-492-14-11
                  Dallas, Texas 75202
                  Attention: Agency Management
                  Telephone: (214) 209-4128
                  Telefacsimile: (214) 290-9544
                  with a copy to:

                  Bank of America, N.A.
                  901 Main Street, 14th Floor
                  TX1-492-14-12
                  Dallas, Texas  75202
                  Attention: Michelle Diggs
                  Telephone: 214-209-1219
                  Telefacsimile: 214-209-8365

                  and to:

                  Helms Mulliss & Wicker, PLLC
                  201 North Tryon Street
                  Charlotte, North Carolina 28202
                  Attention: Kent Walker, Esq.
                  Telephone: (704) 343-2000
                  Telefacsimile: (704) 334-8467

      10.6 NO WAIVER; REMEDIES: The Beneficiary's failure, at any time or times hereafter, to require strict performance by the Grantor of any provision of this Mortgage shall not waive, affect or diminish any right of the Beneficiary thereafter to demand strict compliance and performance therewith, and the Beneficiary's single or partial exercise of any right, remedy, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers or privileges herein provided are cumulative and not exclusive of any rights, remedies, powers or privileges provided by applicable Legal Requirements. Any suspension or waiver by the Beneficiary of a default by the Grantor under this Mortgage or under any of the other Loan Documents shall not suspend, waive or affect any other default thereunder, whether the same is prior or subsequent thereto and whether of the same or of a different kind of character. None of the undertakings, agreements, warranties, covenants and representations of the Grantor contained in this Mortgage and no default by the Grantor under this Mortgage shall be deemed to have been suspended or waived unless such suspension or waiver is in writing signed by an officer of the Beneficiary, and directed to the Grantor specifying such suspension or waiver.

      10.7  BENEFICIARY'S AND SECURED CREDITORS' RIGHT TO PERFORM THE
OBLIGATIONS:

            (a) If Grantor shall fail, refuse or neglect to make any payment or perform any act required of it by this Mortgage (including the Grantor's obligation under Section 4.3 hereof to defend the first lien status of this Mortgage), then at any time thereafter, upon reasonable notice to Grantor and without waiving or releasing any other right, remedy or recourse Beneficiary may have because of same, Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor, and shall have the right to enter upon or in the Land and Buildings for such purpose and to take all such action thereon and with respect to the Mortgaged Property as it may deem reasonably necessary or appropriate. In its exercise of its rights under this Section 10.7, if Beneficiary shall elect to pay any Imposition or other sums due with reference to the Mortgaged Property, Beneficiary may do so in reasonable reliance on any bill, statement or assessment procured from the appropriate governmental authority or other issuer thereof without inquiring into the accuracy or validity thereof subject to any other applicable terms and provisions set forth herein. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Beneficiary shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same subject to any other applicable terms and provisions set forth herein. GRANTOR SHALL INDEMNIFY BENEFICIARY FOR ALL LOSSES, EXPENSES, DAMAGE, CLAIMS AND CAUSES OF ACTION, INCLUDING REASONABLE ATTORNEY'S FEES, INCURRED OR ACCRUING BY REASON OF ANY ACTS PERFORMED BY BENEFICIARY PURSUANT TO THE PROVISIONS OF THIS SECTION 10.7; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNIFIED PARTY, BE AVAILABLE TO THE EXTENT THAT SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NON-APPEALABLE JUDGMENT TO HAVE RESULTED PRIMARILY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. ALL SUMS PAID BY BENEFICIARY PURSUANT TO THIS
      SECTION 10.7 AND ALL OTHER SUMS EXPENDED BY BENEFICIARY TO WHICH IT SHALL BE ENTITLED TO BE INDEMNIFIED, TOGETHER WITH INTEREST THEREON AT THE DEFAULT RATE FROM THE DATE OF SUCH PAYMENT OR EXPENDITURE, SHALL CONSTITUTE ADDITIONS TO THE OBLIGATIONS, AND SHALL BE SECURED BY THE LOAN DOCUMENTS AND GRANTOR COVENANTS AND AGREES TO PAY THEM TO THE ORDER OF BENEFICIARY UPON DEMAND.

            (b) Any reference in this Mortgage to amounts advanced by or owed to Beneficiary shall be deemed to refer equally to amounts advanced by or owed to the Secured Creditors, and wherever Beneficiary is required or permitted to advance funds, such funds may be advanced by the Secured Creditors with the same effect as if advanced by Beneficiary.

      10.8 COVENANTS RUNNING WITH THE LAND: All Obligations are intended by the parties to be, and shall be construed as, covenants running with the Mortgaged Property until such Mortgaged Property has been released from the lien of this Mortgage.

      10.9 SUCCESSORS AND ASSIGNS: All of the terms of this Mortgage shall apply to, be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      10.10 SEVERABILITY: This Mortgage is intended to be performed in accordance with, and only to the extent permitted by, applicable Legal Requirements. If any provision of this Mortgage or the application thereof to any person or circumstance shall, for any reasons and to any extent, be invalid or unenforceable, then neither the remainder of this Mortgage nor the application of such provision to other persons or circumstances nor the other instruments referred to above shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.

      10.11 ENTIRE AGREEMENT AND MODIFICATION: The Loan Documents contain the entire agreement between the parties relating to the subject matter hereof and thereof and all prior agreements relative thereto which are not contained herein or therein are terminated. This Mortgage may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party. In the event of a conflict between the covenants contained herein and the covenants contained in the Credit Agreement, the more specific covenants contained herein shall govern with respect to the Mortgaged Property.

      10.12 APPLICABLE LAW: THE PARTIES TO THIS MORTGAGE AGREE THAT THEIR RIGHTS AND OBLIGATIONS UNDER THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS-OF LAW RULES AND PRINCIPLES THEREOF. THE PARTIES FURTHER AGREE THAT NEW YORK HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTIONS SECURED BY THIS MORTGAGE. NOTWITHSTANDING THE FOREGOING, THE PARTIES AGREE THAT:

            (A) THE PROCEDURES GOVERNING THE ENFORCEMENT BY BENEFICIARY OF THE PROVISIONAL REMEDIES AGAINST GRANTOR, INCLUDING BY WAY OF ILLUSTRATION BUT NOT LIMITATION, ACTIONS FOR REPLEVIN, FOR CLAIM AND DELIVERY OF PROPERTY, FOR INJUNCTIVE RELIEF OR FOR THE APPOINTMENT OF A RECEIVER AND THE REQUIREMENTS NECESSARY TO CREATE OR GRANT, PERFECT OR FORECLOSE ON, OR DETERMINE THE PRIORITY OF, THE LIEN AND SECURITY INTEREST OF THIS MORTGAGE, SHALL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED;

            (B) OTHER THAN AS SET FORTH IN SUBSECTION (A) ABOVE, BENEFICIARY SHALL COMPLY WITH THE APPLICABLE LAW OF THE STATE, TO THE EXTENT REQUIRED IN CONNECTION WITH THE POWER OF SALE OR THE FORECLOSURE OF THE SECURITY INTERESTS AND LIENS CREATED HEREBY PROVIDED, HOWEVER, THAT THIS SUBSECTION SHALL IN NO EVENT BE CONSTRUED TO PROVIDE THAT THE SUBSTANTIVE LAW OF SUCH STATE SHALL APPLY TO THE OBLIGATIONS SECURED BY THIS MORTGAGE WHICH ARE AND SHALL CONTINUE TO BE GOVERNED BY THE SUBSTANTIVE LAW OF NEW YORK. THE PARTIES FURTHER AGREE THAT BENEFICIARY MAY ENFORCE ITS RIGHTS UNDER THIS MORTGAGE AND THE LOAN DOCUMENTS, INCLUDING BUT NOT LIMITED TO, ITS RIGHT TO SUE GRANTOR, TO COLLECT ANY OUTSTANDING INDEBTEDNESS OR TO OBTAIN A JUDGMENT FOR ANY DEFICIENCY FOLLOWING FORECLOSURE,

      IN ACCORDANCE WITH THE LAWS OF NEW YORK. NOTHING IN THE FOREGOING SHALL BE CONSTRUED TO PROVIDE THAT THE SUBSTANTIVE LAW OF THE STATE SHALL APPLY TO THE OBLIGATIONS SECURED BY OR EVIDENCED BY THIS MORTGAGE AND THE LOAN DOCUMENTS;

            (C) GRANTOR HEREBY ACKNOWLEDGES, WARRANTS AND REPRESENTS THAT IT IS SOPHISTICATED, KNOWLEDGEABLE AND EXPERIENCED IN COMMERCIAL TRANSACTIONS SIMILAR TO THE TRANSACTION EMBODIED IN THIS MORTGAGE AND THE LOAN DOCUMENTS; IT HAS BEEN FULLY, COMPLETELY AND ADEQUATELY REPRESENTED AND ADVISED BY COMPETENT COUNSEL AND OTHER CONSULTANTS RETAINED FOR SUCH PURPOSES IN CONNECTION WITH ALL ASPECTS (INCLUDING BUSINESS AND LEGAL) OF THE TRANSACTIONS UNDER THIS MORTGAGE AND THE LOAN DOCUMENTS; ALL PARTIES TO SUCH TRANSACTION HAVE EQUAL BARGAINING STRENGTH; AND, BASED ON THE FOREGOING, THE PARTIES HAVE SELECTED THE LAW OF THE STATE OF NEW YORK TO GOVERN THIS MORTGAGE AND THE LOAN DOCUMENTS AS HEREIN SPECIFIED; AND

            (D) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE TERMS AND CONDITIONS IMPLIED IN MORTGAGES BY VIRTUE OF ANY PRESENT OR FUTURE STATUTE IN FORCE IN NEW YORK SHALL FOR THE PURPOSES OF THIS MORTGAGE BE NEGATED OR VARIED ONLY SO FAR AS THEY ARE INCONSISTENT WITH THE TERMS AND CONDITIONS HEREOF AND ARE OTHERWISE HEREBY VARIED SO AS TO BECOME CONSISTENT WITH THIS MORTGAGE.

      10.13 NO PARTNERSHIP; CONTROL IN GRANTOR: Except to the extent occurring as a matter of law (a) nothing contained in this Mortgage is intended to, or shall be construed as, creating to any extent and in any manner whatsoever, any partnership, joint venture, or association between Grantor and Beneficiary, or in any way make Beneficiary co-principals with Grantor with reference to all or any portion of the Mortgaged Property, and any inferences to the contrary are hereby expressly negated; (b) notwithstanding anything contained herein which may be to the contrary, this Mortgage, the Loan Documents, any agreement, deed of trust or other document referred to herein by reference, whether specifically or generally, and the transactions contemplated hereby do not and will not constitute or create indirect, actual or practical ownership of the Mortgaged Property or Grantor by Beneficiary, or control, affirmative or negative, direct or indirect, by Beneficiary over the programming, management, or any other aspect of the day-to-day operation of the Mortgaged Property or Grantor, which control remains in Grantor, its shareholders and board of directors; and (c) Beneficiary's activities in connection with this Mortgage and the Loan Documents shall not be "outside the scope of the activities of a lender of money" within the meaning of any applicable statutes, as amended or recodified from time to time, and Beneficiary does not intend to ever assume any responsibility to any person for the quality, suitability, safety or condition of the Mortgaged Property. Beneficiary shall not be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any construction, or occupancy or use of, any of the Mortgaged Property, whether caused by or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements-thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Grantor or any of its agents, employees, independent contractors, licensees or invitees; (iii) any accident in or on any of the Mortgaged Property or any fire, flood or other casualty or hazard thereon; (iv) the failure of Grantor, any of its licensees, employees, invitees, agents, independent contractors or other representatives to maintain the Mortgaged Property in a safe condition; and (v) any nuisance made or suffered on any part of the Mortgaged Property.

      10.14 HEADINGS: The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

      10.15 HOLD HARMLESS: NEITHER BENEFICIARY NOR SECURED CREDITORS SHALL BE OBLIGATED TO PERFORM OR DISCHARGE, NOR DO ANY OF THEM HEREBY UNDERTAKE TO PERFORM OR DISCHARGE, ANY OBLIGATION, DUTY OR LIABILITY WITH RESPECT TO THE MORTGAGED PROPERTY UNDER OR BY REASON OF THIS MORTGAGE OR ANY OF THE LOAN DOCUMENTS, AND GRANTOR SHALL AND DOES HEREBY AGREE TO INDEMNIFY BENEFICIARY AND EACH SECURED CREDITOR FOR AND TO HOLD BENEFICIARY AND EACH SECURED CREDITOR HARMLESS FROM ANY AND ALL LIABILITY, LOSS OR DAMAGE WHICH THEY MAY OR MIGHT INCUR WITH RESPECT TO THE MORTGAGED PROPERTY OR UNDER OR BY REASON OF THIS MORTGAGE OR ANY OF THE LOAN DOCUMENTS AND FROM ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST THEM BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS ON THEIR PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS, OR AGREEMENTS RELATING TO THE MORTGAGED PROPERTY; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNIFIED PARTY, BE AVAILABLE TO THE EXTENT THAT SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NON-APPEALABLE JUDGMENT TO HAVE RESULTED PRIMARILY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. SHOULD BENEFICIARY OR ANY SECURED CREDITOR INCUR ANY SUCH LIABILITY, LOSS OR DAMAGE, THE AMOUNT THEREOF, INCLUDING ALL REASONABLE ATTORNEYS' FEES AND COSTS AND EXPENSES ASSOCIATED WITH ACTIONS TAKEN BY BENEFICIARY OR ANY SUCH SECURED CREDITOR IN DEFENSE THEREOF, OR OTHERWISE IN PROTECTING THEIR INTERESTS HEREUNDER, SHALL BE SECURED HEREBY, AND GRANTOR COVENANTS AND AGREES TO REIMBURSE BENEFICIARY OR ANY SUCH SECURED CREDITOR THEREFOR IMMEDIATELY UPON DEMAND.

      10.16 PRONOUNS AND PLURALS: All pronouns used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require, and the singular form of nouns, pronouns and verbs shall include the plural, and vice versa, whichever the context may require.

      10.17 WAIVER OF TRIAL BY JURY: TO THE EXTENT PERMITTED UNDER THE LAWS OF THE STATE IN WHICH THE APPLICABLE PORTION OF THE MORTGAGED PROPERTY IS SITUATED, GRANTOR AND THE BENEFICIARY EACH HEREBY WAIVES AND SHALL WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS MORTGAGE.

      10.18 ASSIGNMENT: Beneficiary may assign or transfer all or any portion of its rights under this Mortgage.

      10.19 NO MERGER: So long as this Mortgage is an encumbrance upon the Mortgaged Property, there shall be no merger of the interest of any lessor or any lessee under any Lease or sublease.

      10.20 ENFORCEABILITY OF LIEN: In the event that any part of the Obligations cannot be lawfully secured by this Mortgage, or the lien or security interest hereof cannot be lawfully enforced to pay any part of the Obligations, then and in either such event, at the option of Beneficiary, all payments on the Obligations shall be deemed to have been first applied against the unsecured part of the Obligations.

      10.21 KNOWLEDGE: Whenever referenced in this Mortgage, the "knowledge" or "best knowledge" of Grantor shall include the knowledge of its parent corporations, if any, and its Subsidiaries, if any.

      10.22 BEST EFFORTS: Whenever referenced in this Mortgage, the term "best efforts" shall not be interpreted as requiring the commencement of litigation or the expenditure of unreasonable sums of money, in view of the objectives sought.

      10.23 USURY SAVINGS CLAUSE: Nothing contained herein or in the Loan Documents shall be deemed to require the payment of interest or other charges by Grantor in excess of the amount Beneficiary and the Secured Creditors may lawfully charge under the applicable usury laws (the "Highest Lawful Rate"). In the event Beneficiary shall collect monies which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of Beneficiary, be returned to the Grantor or credited against the principal balance of any Obligation secured hereby then outstanding.

      10.24 PAYMENT OF PRIOR ENCUMBRANCES: If any or all of the proceeds of the Obligations (including, without limitation the Secured Indebtedness) have been used to extinguish, extend or renew any indebtedness heretofore existing against the Mortgaged Property or to satisfy any indebtedness or obligation secured by a lien or encumbrance of any kind (including liens securing the payment of any Impositions), such proceeds have been advanced by Beneficiary at Grantor's request, and, to the extent of such funds so used, the Obligations (including without limitation the Secured Indebtedness) in this Mortgage shall be subrogated to and extend to all of the rights, claims, liens, titles and interests heretofore existing against the Mortgaged Property to secure the indebtedness or obligation so extinguished, paid, extended or renewed, and the former rights, claims, liens, title and interests, if any, shall not be waived but rather shall be continued in full force and effect and in favor of the Beneficiary and shall be merged with the lien and security for the repayment of and satisfaction of the Obligations (including without limitation the repayment of all Secured Indebtedness).

      10.25 INDUSTRIAL PLANT MORTGAGE: This Mortgage is an industrial plant mortgage within the broadest interpretation of the industrial plant mortgage doctrine under the laws of Commonwealth of Pennsylvania.

      10.26 RELEASE: Upon the Disposition (as defined in the Credit Agreement) of any of the Mortgaged Property, so long as such Disposition is permitted under
Section 7.05 of the Credit Agreement and all conditions to such Disposition contained therein have been satisfied:

            (a) the lien and security interest of the Mortgage in such disposed Mortgaged Property shall, subject to the provision at the end of subsection (a), be deemed to be released without any further action on the part of Beneficiary or Grantor, provided that in the event Grantor shall thereafter acquire any interest in (or the power to transfer rights in) any asset that constituted Mortgaged Property hereunder prior to its Disposition and release from the lien and security interests hereunder, the lien and security interest granted hereunder shall be deemed to automatically apply and attach to such asset and it shall from such time forward continue to constitute Mortgaged Property hereunder notwithstanding any prior release; and

            (b) the Beneficiary will, at the Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request on reasonable advanced notice to evidence the release or reconveyance of any of such Mortgaged Property; provided Grantor shall have delivered to Beneficiary a written request for such release or reconveyance describing the Mortgaged Property to be released or reconveyed, and the terms of the Disposition thereof in reasonable detail, including the price thereof and any expenses in connection therewith.

                            SIGNATURE PAGE - MORTGAGE

                           Block Communications, Inc.

      Grantor hereby acknowledges that it has received a copy of this Mortgage free of charge.

      WITNESS THE EXECUTION OF THIS MORTGAGE, OPEN-END MORTGAGE, LEASEHOLD MORTGAGE, OPEN-END LEASEHOLD MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING, ASSIGNMENT OF LEASES AND RENTS AND FINANCING STATEMENT as of the date first above written.

SIGNED, SEALED AND DELIVERED           BLOCK COMMUNICATIONS, INC.,
  IN THE PRESENCE OF:                  an Ohio corporation

                                       By:                            (SEAL)
                                          ----------------------------
                                       Name:
--------------------------------            --------------------------------
Print Name:                            Title:
           ---------------------             -------------------------------


                                       Attest:                        (SEAL)
                                              ------------------------
                                       Name:
--------------------------------            --------------------------------
Print Name:                            Title:
           ---------------------             -------------------------------
                                                          (CORPORATE SEAL)


This Instrument prepared by and
when recorded mail to:


--------------------------------
Elizabeth W. Goode, Esq.
Helms Mulliss & Wicker, PLLC
201 North Tryon Street
Charlotte, North Carolina 28202

                Certificate of Residence of Beneficiary/Mortgagee

            Bank of America, N.A., as Agent, the Beneficiary/Mortgagee herein named hereby certifies that its precise mailing address is Bank of America, N.A., 901 Main Street, 14th Floor, TX1-492-14-11, Dallas, Texas 75202,
Attention: Agency Management.

                                          BANK OF AMERICA, N.A., AS AGENT

                                          By:
                                             ---------------------------------

                                          Title:
                                                ------------------------------

STATE OF __________________         )
                                    )
COUNTY OF _________________         )



      Before me, a notary public, in and for said county, personally appeared ______________ and _______________________, known to me to be the persons who as
___________________ and _______________________, respectively, of the corporation which executed the foregoing instrument, signed the same and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation as such officers, respectively, that the same is their free act and deed as such officers, respectively, and the free and corporate act and deed of said corporation, that they were duly authorized thereunder by its Board of Directors and that the seal affixed to said instrument is the corporate seal of said corporation.

      IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal at _____________________ this ____________ day of May, 2002.


                                        ______________________________
                                        Notary Public
                                        SEAL
My commission expires:

______________________________